Exhibit 4(a)
UBS Financial Services Incorporated of Puerto Rico
Master Retirement Plan Cash or Deferred Profit Sharing Plan
/ Profit Sharing Plan
Adoption Agreement No. 1
Diebold, Incorporated
Rev. 7/18/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
By executing this Adoption Agreement the Employer is adopting or amending a cash or deferred profit sharing plan or profit sharing plan for the benefit of the Employees. The Employer’s Plan is comprised of the UBS Financial Services Incorporated of Puerto Rico Master Retirement Plan (the “Plan”), the Trust Agreement and this Adoption Agreement. The terms used in this Adoption Agreement, as well as the rules to be complied with in connection with the Plan, are fully explained in the Plan. When signing this Adoption Agreement, the Employer has received copy of the Plan and the Summary Plan Description. The Employer shall be responsible for distributing copies of the Summary Plan Description to all Eligible Employees and Beneficiaries within the time prescribed by ERISA.
Section 1. Employer Information
Employer Name:
Diebold, Incorporated
Address:
5995 Mayfair Road North Canton Ohio, 44720
Telephone:
Fax:
Employer Tax Identification Number:
34-0183970
(A) Type of Business Entity:
     ☐ Sole Proprietorship. (Notice: This Plan cannot be combined with the Keogh type plan).
     ☐ Partnership.
     ☐ Special Partnership. (Notice: This Plan cannot be combined with the Keogh type plan).
     ☑ Corporation.
     ☐ Corporation of Individuals. (Notice: This Plan cannot be combined with the Keogh type plan).
     ☐ Other.
(B) Employer’s Taxable Year:
     ☑ Calendar year.
     ☐ Fiscal year ending on:
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
Section 2. General Plan Information
Plan Name:
Diebold, Incorporated 401(k) Savings Plan for Puerto Rico Associates
Plan Number:
001
☑ Adopts a Cash or Deferred Profit Sharing Plan.
☐ Adopts a Profit Sharing Plan.
(A) Adoption or Amendment of Plan:
By signing this Adoption Agreement the Employer:
☑ Adopts a new plan.
☐ Amends certain options of an earlier Adoption Agreement for this plan.
☐ Amends and restates the following plan:
Name of plan:
Plan’s original effective date:
(B) Effective Date:
The effective date of this Plan or amendment is:
September 1, 2008
(Cannot be earlier than the first day of the Plan Year in which the Employer signs this Adoption Agreement).
(C) Plan Year:
The Plan Year will mean:
☑ The calendar year.
☐ The period of 12 consecutive months beginning on                      and ending on                     .
☐ The Employer’s taxable year. If the Employer’s taxable year changes, the Plan Year will change accordingly.
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
(D) Short Plan Year
☐ Not applicable. The first Plan Year is not a short Plan Year.
☑ The first Plan Year is a short Plan Year beginning on September 1, 2008 and ending on December 31,2008.
Section 3. Eligibility Requirements for Plan Participation
(A) Exclusion of Certain Employees:
The Plan will cover ail Employees of the Employer who have met the age and service requirements, if any, specified below with the following exclusions:
☐ No exclusions. All Employees of the Employer will be eligible to participate in the Plan.
☑ Employees in a unit of Employees covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining.
☑ Leased Employees.
☐ Employees paid by commissions only.
☐ Employees hourly paid.
☐ Employees paid by salary.
☐ Employees in the following other classes (specify):
Associates living outside Puerto Rico, manufacturers representatives, independent contractors, individuals whose wages are not reported on W-2 by Diebold or whose employment is temporary and subject to contract between Diebold and third party regardless of later reclassification as a common law employee.
(B) Age Requirement:
An Eligible Employee must fulfill the following age requirement to become a Participant:
☑ No age requirement.
☐ Minimum age                      (not greater than 21; 20 1/2 in case of Plan with annual entry dates).
(C) Service Requirement:
An Eligible Employee must fulfill the following service requirement to become a Participant:
☐ No service requirement.
☑ 3 months of service (not more than 12; 6 in case of Plan with annual entry dates).
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ 24 months of service (18 months in case of Plan with annual entry dates; if you choose this option, you must choose full vesting in Section 7 below).
If periods of less than 12 months are selected, Eligible Employees will not be required to complete any specified number of hours of service to receive credit for any fractional year.
D) Method for Calculating Year of Service:
☑ Hours of Service Method. An Employee’s service will be determined by using the hours of service method as described in Section 3.1 of the Plan.
☐ Hours of Service. An Employee’s Hours of Service will be determined by counting:
☐ Actual hours worked.

☐ 10 hours per day.

☐ 45 hours per week.

☐ 95 hours per half month.

☐ 190 hours per month.
☐ Elapsed Time Method. An Employee’s service will be determined using the elapsed time method, as described in Section 3.2 of the Plan.
(E) Service with Predecessor Employer(s)
Service with the following predecessor Employers will be treated as service with the Employer:
Section 4. Entry Dates
☐ Daily Entry Dates.
☑ Monthly Entry Dates. The first day of each month of the Plan Year.
☐ Quarterly Entry Dates. The first day of each of the first, fourth, seventh and tenth months of the Plan Year.
☐ Semi-Annual Entry Dates. The first day of each of the first and seventh months of the Plan Year.
☐ Annual Entry Dates. The first day of each Plan Year.
Section 5. Compensation
(A) Compensation:
Rev. 10/09/2008; 2:33 PM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
Except as modified below, Compensation shall mean Compensation as defined in Section 2.9 of the Plan. However, for a Sole Proprietorship, Special Partnership or Corporation of Individuals adopting the Cash or Deferred Profit Sharing Plan Adoption Agreement, Compensation shall not include Earned Income as defined in Section 2.13 of the Plan. Compensation shall include pre-tax contributions for welfare benefits.
(B) Exclusions:
Compensation will exclude the following items:
☐ No exclusions.
☐ Bonuses.
☐ Overtime.
☐ Commissions.
☐ Compensation in excess of:
☐ Compensation under:
☑ Other items (specify):
Stock options, distributions from deferred compensation plan, other amounts which receive special tax benefits
(C) Pre-Tax Contributions:
☑ Compensation will include Pre-Tax Contributions.
☐ Compensation will not include Pre-Tax Contributions.
(D) Measuring Period
Compensation will be based on the Plan Year. However, for an Eligible Employee’s initial year of participation in the Plan. Compensation will be recognized as of:
☐ The first day of the Plan Year.
☑ The date the Eligible Employee becomes a Participant in the Plan.
Section 6. Contributions
A Sole Proprietorship, Special Partnership or Corporation of Individuals adopting the Cash or Deferred Profit Sharing Plan Adoption Agreement is not allowed to make Pre-Tax Contributions, Profit Sharing Contributions, After-Tax Contributions, and Matching Contributions, on account of Earned Income as defined in Section 2.13 of the Plan.
(A) Pre-Tax Contributions
☑ Pre-Tax Contributions will be permitted.
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ Automatic enrollment will be permitted.
☐ Initial Participant Contribution Rate will be:
                                                            %.
☐ Plan will provide for automatic increases as specified below:

☐ Automatic enrollment will be effective for the following employees:
☐ Employees who become eligible to participate in the Plan after the effective date of the automatic enrollment.
☐ Employees who are eligible to participate in the Plan before the effective date of the automatic enrollment without an election for Pre-Tax Contributions.
☐ Automatic enrollment will not be permitted.
☐ Pre-Tax Contributions will not be permitted.
(B) Limitation on Pre-Tax Contributions
☑ Pre-Tax Contributions may not be less than 1% nor exceed 10% of Compensation.
☐ Not applicable. The Plan does not provide for Pre-Tax Contributions.
In no event may Pre-Tax Contributions exceed the lesser of 10% or $8,000 of the Participant’s Compensation, or any other limitations prescribed by law. The Catch-Up contributions are not subject to such limitation.
(C) Changes in Pre-Tax Contributions
The amount or percentage of Pre-Tax Contributions may be changed by Participants:
☑ The first day of any payroll period.
☐ The first day of any month.
☐ The first day of each of the first and seventh months of the Plan Year.
☐ The first day of each of the first, fourth, seventh and tenth months of the Plan Year.
☐ The first day of the Plan Year.
☐ Not applicable. The Plan does not provide for Pre-Tax Contributions.
(D) Matching of Pre-Tax Contributions
☐ The Employer will make no matching of Pre-Tax Contributions.
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ The Employer will make discretionary matching of Pre-Tax Contributions
☐ The Employer will make matching of Pre-Tax Contributions equal to $                      for each dollar of Participant’s Pre-Tax Contributions.
☐ The Employer will make matching of Pre-Tax Contributions equal to $                      for each dollar of a Participant’s Pre-Tax Contributions. However, the Employer will not make matching of Pre-Tax Contributions above                     % of the Participants Compensation.
☐ The Employer will make matching of Pre-Tax Contributions equal to $                     for each dollar of a Participant’s Pre-Tax Contributions up to                     % of the Participant’s Compensation and matching of Pre-Tax Contributions equal to $                     for each dollar of a Participant’s Pre-Tax Contributions over                     % of the Participant’s Compensation. However, the Employer will not make matching of Pre-Tax Contributions on a Participant’s Pre-Tax Contributions above                     % of the Participant’s Compensation.
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☑ The Employer will make matching of Pre-tax Contributions for each Participant’s Pre-Tax Contributions as follows:
For Employees if hired before July 1, 2003
☑ 60 matching on the first 3% of Participant’s Compensation;
☑ 40 matching on the second 3% of Participant’s Compensation;
For Employees if hired on and after July 1, 2003
☑ 100 matching on the first 3% of Participant’s Compensation; and
☑ 60 matching on the second 3% of Participant’s Compensation.
However, the Employer will not make matching of Pre-Tax Contributions on a Participant’s Pre-Tax Contributions above 6% of the Participant’s Compensation.
☐ The Employer will make matching on Catch-Up contributions.
☑ The Employer will make no matching on Catch-Up contributions.
☐ Other:                                                                                                           .
(E) Matching Periods
The Employer will make matching of Pre-Tax Contributions for each matching period. The matching period will be the following:
☐ Not applicable. The Plan does not provide for matching of Pre-Tax Contributions.
☑ Each payroll period.
☐ Monthly.
☐ Quarterly.
☐ Semi-Annually.
☐ The Plan Year.
(F) Profit Sharing Contributions
☑ The Employer will make no Profit Sharing Contributions.
☐ For each Plan Year in which this Plan is in effect the Employer may make contributions in one or more installments for the Plan Year, in such amounts as the Employer may determine, if any.
☐ For each Plan Year the Employer will contribute                     % of an eligible Participant’s Compensation.
☐ For each plan year the Employer will contribute                     % of an eligible Participant’s Compensation up to $                     and                     % of an eligible Participant’s Compensation above $                    .
☐ For each Plan Year the Employer will contribute $                     for each eligible Participant per                     (enter time period, e.g. Payroll period, Plan Year).
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ Other:                                                                                                           .
Profit Sharing Contributions must be made out of the Employer’s current or accumulated profits.
(G) Allocation of Profit Sharing Contributions
☑ Not applicable. The Plan does not provide for Profit Sharing Contributions.
☐ Pro rata (% based on Compensation).
☐ Percentage of Participant’s Compensation.
☐ Uniform dollar amount.
☐ Integrated with social security.
☐ Other:                                                                                                           .
(H) After-Tax Contributions
☑ After-Tax Contributions will not be permitted.
☐ After-Tax Contributions will be permitted.
After-Tax Contributions may not commence prior to the date the Adoption Agreement is executed.
(I) Limitations on After-Tax Contributions
☑ Not applicable. The Plan does not provide for After-Tax Contributions.
☐ After-Tax Contributions may not be less than                     % nor exceed                     % of Compensation.
In no event may After-Tax Contributions exceed 10% of the Participant’s Compensation.
(J) Changes in After-Tax Contributions
The amount or percentage of After-Tax Contributions may be changed by Participants:
☑ Not applicable. The Plan does not provide for After-Tax Contributions.
☐ The first day of any payroll period.
☐ The first day of any month.
☐ The first day of each of the first and seventh months of the Plan Year.
☐ The first day of each of the first, fourth, seventh and tenth months of the Plan Year.
☐ The first day of the Plan Year.
(K) Matching of After-Tax Contributions
☑ The Employer will make no matching of After-Tax Contributions.
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ The Employer will make discretionary matching of After-Tax Contributions.
☐ The Employer will make matching of After-Tax Contributions equal to $              for each dollar of Participant’s After-Tax Contributions.
☐ The Employer will make matching of After-Tax Contributions equal to $                     for each dollar of a Participant’s After-Tax Contributions, However, the Employer will not make matching of After- Tax Contributions above                     % of the Participant’s Compensation.
☐ The Employer will make matching of After-Tax Contributions equal to $                      for each dollar of a Participant’s After-Tax Contributions up to                      % of the Participant’s Compensation and matching of After-Tax Contributions equal to $                      for each dollar of a Participant’s After-Tax Contributions over                      % of the Participant’s Compensation. However, the Employer will not make matching of After-Tax Contributions on a Participant’s After-Tax Contributions above                      % of the Participant’s Compensation.
☐ Other:                                                                                                           .
(L) Matching Periods
The Employer will make matching of After-Tax Contributions for each matching period. The matching period will be the following:
☑ Not applicable. The Plan does not provide for matching of After-Tax Contributions.
☐ Each payroll period.
☐ Monthly.
☐ Quarterly.
☐ Semi-annually.
☐ The Plan Year.
(M) Rollover Contributions
☐ Rollover Contributions will not be permitted.
☑ Rollover Contributions will be permitted.
(N) Forfeitures
Forfeitures of Profit Sharing Contributions and/or Matching Contributions will be:
☑ Applied to reduce Profit Sharing Contributions and/or Matching Contributions required of the Employer.
☐ Re-allocated as additional Profit Sharing Contributions.
☐ First applied to reduce the Plan’s administrative expenses and then:
     ☐ to reduce Employer Profit Sharing Contributions and/or Matching Contributions.
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
     ☐ re-allocated as Profit Sharing Contributions.
☑ Any of the above as determined by the Employer for any Plan Year.
☐ Not applicable. The Plan provides for immediate vesting on Profit Sharing Contributions and/or Matching Contributions.
☐ Other:                                                                                                           .
(O) Qualified Non-Elective Contributions
☐ The Employer may make Qualified Non-Elective Contributions in accordance with Section 5.6 of the Plan.
☑ The Employer will not make Qualified Non-Elective Contributions.
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
(P) Qualified Matching Contributions
☐ The Employer may make Qualified Matching Contributions in accordance with Section 5.7 of the Plan.
☑ The Employer will not make Qualified Matching Contributions.
Section 7. Vesting
(A) Profit Sharing Contributions
Profit Sharing Contributions and earnings thereon will vest in accordance with the following vesting schedule:
☑ Not applicable. The Plan does not provide for Profit Sharing Contributions.
☐ Full Vesting. Participants are 100% vested at all times.
☐ Cliff Vesting. Participants are 100% vested after completing            years of service (insert number; cannot be greater than 3). The Participant will be 0% vested until completing the years of service specified above.
☐ Graded Vesting. Participants are vested in accordance with the following vesting schedule. A Participant’s vested percentage is the percentage in column (2) or the percentage in column (3), whichever is greater. Spaces left blank are treated as zeros.

(1)	(2)	(3)
Years of Service	Vested Percentage	Minimum Required Percentage
Less than 1		0
1		0
2		20
3		40
4		60
5		80
6 or more		100
Notwithstanding the above, a Participant will become fully vested in his Profit Sharing Contributions, and earnings thereon, upon the earlier of (i) reaching Normal Retirement Age while still employed by the Employer, (ii) retirement at Normal or Early Retirement Age, (iii) disability, (iv) death while employed by the Employer, (v) termination of the Plan, or (vi) complete discontinuance of contributions by the Employer,
(B) Matching Contributions
Matching Contributions and earnings thereon will vest in accordance with the following vesting schedule:
☐ Not applicable. The Plan does not provide for Matching Contributions.
☑ Full Vesting. Participants are 100% vested at all times. If hired before July 1, 2003
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☑ Cliff Vesting. Participants are 100% vested after completing 3 years of service (insert number; cannot be greater than 3). The Participant will be 0% vested until completing the years of service specified above. If hire on and after July 1, 2003
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ Graded Vesting. Participants are vested in accordance with the following vesting schedule. A Participant’s vested percentage is the percentage in column (2) or the percentage in column (3), whichever is greater. Spaces left blank are treated as zeros.

(1)	(2)	(3)
Years of Service	Vested Percentage	Minimum Required Percentage
Less than 1		0
1		0
2		20
3		40
4		60
5		80
6 or more		100
Notwithstanding the above, a Participant will become fully vested in his Matching Contributions, and earnings thereon, upon the earlier of (i) reaching Normal Retirement Age while still employed by the Employer, (ii) retirement at Normal or Early Retirement Age, (iii) disability, (iv) death while employed by the Employer, (v) termination of the Plan, or (vi) complete discontinuance of contributions by the Employer.
(C) Years of Service excluded in determining vested percentages.
☑ Not applicable. The Plan provides for immediate vesting or no Years of Service are excluded.
☐ Years of Service completed before the Effective Date of this Plan.
☐ Years of Service completed before the Effective Date of a predecessor plan.
☐ Years of Service completed before the Participant’s 18th birthday.
Section 8. Loans
(A) Loans to Participants from the Plan:
☐ Are not permitted.
☑ Are permitted, subject to the Plan’s loan rules.
(B) Loans to Employees who have made Rollover Contributions but are not yet eligible to participate in the Plan:
☐ Not applicable. The Plan does not allow Rollover Contributions.
☐ Are not permitted.
☑ Are permitted.
Section 9. In-Service Withdrawals
The following provisions will govern the availability of in-service withdrawals from a Participant’s accounts. See Article X of the Plan for additional details, including definitions and limitations. Notwithstanding the above, or any other provisions of this Adoption Agreement or the Plan, no in-service withdrawals or distributions from the Plan in excess of the Contributions made by an
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
Owner-Employee (as defined in Section 2.33 of the Plan) will be made to such Owner-Employee before he reaches age 59 1/2 or becomes disabled.
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
(A) Pre-Tax Contributions
In-service withdrawals from Pre-Tax Contributions and earning thereon are subject to the limitations of Section 10.1 of the Plan. These types of withdrawals:
☐ Not applicable. The Plan does not provide for Pre-Tax Contributions.
☐ Will not be allowed.
☑ Will be allowed for financial hardship and after attaining age 59 1/2.
☐ Will only be allowed in case of a financial hardship.
☐ Will only be allowed after attaining age 59 1/2.
(B) Profit Sharing Contributions
In-service withdrawals from Profit Sharing Contributions and earning thereon are subject to the limitations of Section 10.4 of the Plan. These types of withdrawals:
☑ Not applicable. The Plan does not provide for Profit Sharing Contributions.
☐ Will not be allowed.
☐ Will be allowed for any reason.
☐ Will only be allowed in case of a financial hardship.
(C) After-Tax Contributions
In-service withdrawals from After-Tax Contributions and earning thereon are subject to the limitations of Section 10.2 of the Plan. These types of withdrawals are:
☑ Not applicable. The Plan does not provide for After-Tax Contributions.
☐ Will not be allowed.
☐ Will be allowed for any reason.
☐ Will only be allowed in case of a financial hardship.
(D) Matching Contributions
In-service withdrawals from Matching Contributions and earnings thereon are subject to the limitations of Section 10.3 of the Plan, These types of withdrawals:
☐ Not applicable. The Plan does not provide for Matching Contributions.
☑ Will not be allowed.
☐ Will be allowed for any reason.
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☑ Will only be allowed in case of a financial hardship.
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
(E) Rollover Contributions
In-service withdrawals from Rollover Contributions and earning thereon are subject to the limitations of Section 10.5 of the Plan. These types of withdrawals:
☐ Not applicable. The Plan does not provide for Rollover Contributions.
☐ Will not be allowed.
☑ Will be allowed for the reasons specified in Section 10.5 of the Plan. (upon age 591/2)
(F) Suspension on future Pre-Tax Contributions and After-Tax Contributions
If a Participant makes an in-service withdrawal of Pre-Tax Contributions, such Participant cannot make future Pre-Tax Contributions and After-Tax Contributions for a period of 6 months following the in-service withdrawal.
Application of the limitation in future contributions to in-service withdrawals after attainment of age 59 1/2:
☑ In-service withdrawals after the Participant has attained age 59 1/2 will not be subject to the limitation on future contributions.
☐ In-service withdrawals after the Participant has attained age 59 1/2 will be subject to the limitation on future contributions.
(G) Limitations on future After-Tax Contributions
If a Participant makes an in-service withdrawal of:
☐ Profit Sharing Contributions
☐ Matching Contributions
☐ Rollover Contributions
☐ After-Tax Contributions
Then, the Participant’s future After-Tax Contributions to the Plan will be limited as follows:
☑ Not applicable. The Plan does not provide for in-service withdrawals or After-Tax Contributions or there will be no limitations on future After-Tax Contributions.
☐ Participant may not make future After-Tax Contributions for a period of         months (not more than 12) following the in-service withdrawal.
Application of the limitation in future contributions to in-service withdrawals after attainment of age 59 1/2:
☐ In-service withdrawals after the Participant has attained age 59 1/2 will not be subject to the limitation on future contributions.
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ In-service withdrawals after the Participant has attained age 59 1/2 will be subject to the limitation on future contributions.
Section 10. Retirement Dates
(A) Normal Retirement Date
A Participant will be fully vested and may retire upon reaching age 65 (not before age 60 and not later than age 65) or, if later, after completing 0 years of participation (not more than 5) in the Plan.
(B) Early Retirement Date
☑ Not applicable. The Plan does not provide for early retirement.
☐ A Participant will be fully vested and may retire prior to normal retirement upon reaching age (not less than age 55)                      or, if later, completing                      Years of Service.
(C) Methods of Distribution for Annuity Exempt Plan
Unless otherwise provided below, an annuity form of payment will not be available for the payment of a benefit from the Plan.
A Participant will receive the benefit from the Plan in the form of a lump-sum payment, unless the Participant elects another method of distribution also available under Section 11.1 of the Plan. However, the method of distribution will be a lump-sum payment if the lump-sum payment is the only method of distribution available under the Plan as provided below.
A Beneficiary will receive the benefit from the Plan in the form of a lump-sum payment, unless an annuity form of payment is also available for the payment of a benefit from the Plan as provided below.
☐ An annuity form of payment under Section 11.1(b) of the Plan will be available to a Participant in the Plan. In such case, the Plan must satisfy the applicable requirements of the qualified joint and survivor annuity of Section 11.4 of the Plan or the qualified preretirement survivor annuity of Section 12.3 of the Plan.
☑ A lump-sum payment is the only method of distribution available under the Plan.
Section 11. Investments
(A) Investments Directions
☐ The Employer will provide investment directions for all the assets in the Plan.
☑ The Participants will provide investment directions with respect to all assets in the Plan.
☐ The Participants will provide investment directions with respect to the following accounts:
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
☐ Pre-Tax Contributions Account.
☐ Employer Contributions Account (Profit Sharing Contributions).
☐ Matching Contributions Account.
☐ After-Tax Contributions Account.
☐ Rollover Contributions Account.
Rev. 18/07/2008; 11:55 AM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
(B) Changes in Participant’s Investment Directions
Investment directions may be provided or changed by Participants:
☐ Not applicable. Participants will not provide investments directions.
☐ The first day of any payroll period.
☐ The first day of any month.
☐ The first day of each of the first, fourth, seventh and tenth months of the Plan Year.
☐ The first day of each of the first and seventh months of the Plan Year.
☐ The first day of the Plan Year.
☑ Daily
(C) Employer Securities
☐ The Plan will not invest in qualifying Employer securities.
☑ The Plan will invest in qualifying Employer securities.
(D) Eligible Investment Advice Arrangement
An Eligible investment Advice Arrangement may be allowed under the Plan, unless provided below:
☐ Not Applicable. An Eligible Investment Advice Arrangement will not be allowed.
Section 12. Valuation of Plan Assets
The Plan assets will be valued:
☐ Annually. The last day of the Plan Year.
☐ Semi-Annually. The last day of the first and seventh months of the Plan Year.
☐ Quarterly. The last day of the first, fourth, seventh and tenth months of the Plan Year.
☐ Monthly. The last day of each month.
☑ Daily. Every business day.
Section 13. Plan Administration
Rev. 18/07/2008; 11:55 AM
Prepared by:

Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
The Employer may appoint a person or a committee to serve as Plan Administrator. If the Employer does not appoint a Plan Administrator, the Employer will be the Plan’s Plan Administrator under ERISA.
The initial Plan Administrator will be this person:
A Committee composed of these persons:
Benefit Committee
Section 14. Responsibilities of the Employer
The Employer understands and agrees that, by establishing this Plan it will be assuming certain legal responsibilities for which neither the Trustee nor UBS Financial Services Incorporated of Puerto Rico will be responsible. The Employer also understands that it will be solely responsible for any taxes, costs or expenses arising from the administration, qualification, amendment and disqualification of the Employer’s Plan. The Employer warrants that it has obtained legal and tax advice to the extent the Employer deems necessary before signing this Adoption Agreement.
(A) Employer Name:
Diebold, Incorporated.
Signed:
/s/ Sheila M. Rutt
Print name and title:
Sheila M. Rutt Ph.D. Vice President and Chief HR Officer
Date: July 10, 2008
(B) Other adopting Employer(s)
Name of adopting Employer:
Signed:
Print name and title:
Rev. 02/07/2008; 2:11 PM
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Master Retirement Plan
Cash or Deferred Profit Sharing Plan / Profit Sharing Plan Adoption Agreement
Date:
The Employer should insure that this Adoption Agreement has been filled out completely and properly. Failure to do so may result in Plan disqualification.
Rev. 11/2007
Rev. 18/07/2008; 11:55 AM
Prepared by:

UBS FINANCIAL SERVICES
INCORPORATED OF PUERTO RICO
MASTER RETIREMENT PLAN
January 1, 2008

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UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO
MASTER RETIREMENT PLAN
ARTICLE I
INTRODUCTION
     The UBS Financial Services Incorporated of Puerto Rico Master Retirement Plan (the “Plan”) effective as of January 1, 2008, formerly known as the PaineWebber Puerto Rico Master Retirement Plan and the UBS PaineWebber Puerto Rico Master Retirement Plan, originates from the consolidation, amendment and restatement of the PaineWebber Incorporated of Puerto Rico Standard Prototype Defined Contribution Plan and the PaineWebber Incorporated of Puerto Rico Standard Prototype Cash or Deferred Income Plan (collectively, the “Consolidated Plans”) all formerly sponsored by UBS Financial Services Incorporated of Puerto Rico.
     The Plan may be adopted through the execution of an Adoption Agreement as either a money purchase plan, a target benefit plan, a profit sharing plan, a cash or deferred arrangement profit sharing plan, a keogh plan, or as a paired plan. The Plan is intended to qualify under all applicable provisions of Section 1165 of the PR-Code and to comply with all applicable requirements of ERISA.
     By executing the Adoption Agreement, the Employer establishes a retirement plan governed by the provisions of the Adoption Agreement, the Plan and the Trust Agreement. Each Employer’s participation in the Plan shall be separate and distinct from that of any other Employer, unless it is stated otherwise in the Adoption Agreement. The purpose of the Plan is to create a retirement fund intended to help provide for the future security of the Participants and their Beneficiaries. In no event shall any portion of the principal or income of the Plan be used for, or diverted to, any purpose other than the exclusive benefit of the Participants and their Beneficiaries, except as otherwise permitted under ERISA and the PR-Code.
     In the case of any individual employee plan that had adopted any of the Consolidated Plans, the consolidation with, and transfer of assets and liabilities to the Plan shall make all such plans subject to the Plan, subject to the respective terms and conditions specified in their individual adoption agreements, and each participant in such plans shall continue to be entitled, immediately after the consolidation, to retirement benefits that are equal to the benefits he or she would have been entitled to receive immediately prior to the consolidation with the Plan. This consolidation, amendment and restatement shall not decrease a participant’s account balance or eliminate an optional form of distribution pursuant to the Consolidated Plans, unless required under applicable law. Furthermore, the consolidation, amendment and restatement shall not have the effect of decreasing a participant’s vested interest determined without regard to such amendment as of the effective date of such consolidation, amendment and restatement.

ARTICLE II
DEFINITIONS
     Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:
     Section 2.1 “Accrued Benefit” means the amount credited to the After-Tax Contributions Account, Employer Contributions Account, Matching Contributions Account, Pre-Tax Contributions Account, Qualified Matching Contributions Account, Qualified Non-Elective Contributions Account, and/or Rollover Contributions Account of a Participant or Beneficiary.
     Section 2.2 “Actual Deferral Percentage” means the ratio of (i) the sum of Pre-Tax Contributions and Qualified Employer Deferral Contributions actually paid over to the Trust on behalf of each Participant for the Plan Year to (ii) the Participant’s Compensation for the portion of such Plan Year in which the Participant was an Eligible Employee (unless otherwise provided in the Adoption Agreement). For these purposes, an Eligible Employee who would be a Participant but for the failure to make Pre-Tax Contributions and/or receive Qualified Employer Deferral Contributions shall be treated as a Participant on whose behalf zero Pre-Tax Contributions and/or Qualified Employer Deferral Contributions are made.
     Section 2.3 “Adoption Agreement” means the Adoption Agreement executed by the Employer to establish or amend the Employer’s Plan and to specify optional provisions as part of the Employer’s Plan. The terms of the Plan, as modified by the terms of an Employer’s Adoption Agreement, constitute a separate plan to be construed as a single and separate plan.
     Section 2.4 “After-Tax Contributions” means contributions made by or on behalf of a Participant to the Plan during the Plan Year, pursuant to the provisions of Article VI, which are included in the Participant’s gross income in the taxable year in which made.
     Section 2.5 “After-Tax Contributions Account” means, with respect to a Participant, the account established under the Plan for such Participant representing the After-Tax Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.
     Section 2.6 “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day in which all events have occurred which entitle the Participant to such benefit.

     Section 2.7 “Average Actual Deferral Percentage” means for a specific group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages (calculated separately for each Participant in such group). The Average Actual Deferral Percentage of the Eligible Employees shall be rounded to the nearest one-hundred of one percent.
     Section 2.8 “Beneficiary” means any person, estate or trust designated by a Participant or by the terms of the Plan, or who by operation of law or otherwise, is entitled to receive any Accrued Benefit of a Participant under the Plan. A Beneficiary’s right to information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.
     Section 2.9 “Compensation” means total compensation paid by the Employer during the Plan Year that is includable in income for income tax purposes (unless elected otherwise in the Adoption Agreement). However, compensation shall not include, whether or not includable in the gross income of the Employee, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, and deferred compensation and welfare benefits, except Pre-Tax Contributions if so provided in the Adoption Agreement. For a Self-Employed Individual or Owner-Employee, compensation means his Earned Income.
     Section 2.10 “Disability” shall refer to the Participant suffering from a physical or mental condition as determined by the Plan Administrator in a non discriminatory manner, based upon appropriate medical reports and examinations, which may be expected to result in death or be of a long and indefinite duration and which renders the Participant incapable of performing his customary duties for the Employer (or the duties of such other position or job which Employer makes available to the Participant for which such Employee is qualified by reason of training, education, or experience.)
     Section 2.11 “Early Retirement Age” means the early retirement date selected by the Employer in the Adoption Agreement. The Plan will not have an Early Retirement Age if such date is not specified in the Adoption Agreement.
     Section 2.12 “Early Retirement Date” means the earliest practicable date after the Valuation Date coinciding with or following a Participant’s attainment of Early Retirement Age.
     Section 2.13 “Earned Income” means the net earnings from self employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions made by the Employer to a qualified plan to the extent deductible under Section 1023(n) of the PR-Code.

     Section 2.14 “Effective Date” means the date elected in the Adoption Agreement as the date on which the Plan, or restatement and/or amendment to the Plan, becomes effective. However, if the Adoption Agreement indicates that the Employer is adopting the Plan as an amendment and restatement of an existing plan, the provisions of the existing plan will apply to all events preceding the Effective Date.
     Section 2.15 “Eligible Employee” means any Employee specified in the Adoption Agreement.
     Section 2.16 “Employee” means any person employed by the Employer who is a bona fide resident of Puerto Rico or who performs services primarily in Puerto Rico within the meaning of Section 1022(i) of ERISA, but excludes any person who is employed as an independent contractor. Employee includes a Self-Employed Individual and an Owner-Employee.
     Section 2.17 “Employer” means (i) the business entity named in the Adoption Agreement, (ii) a successor entity of the Employer who by merger, consolidation, purchase, or otherwise assumes the obligations of the Plan, and (iii) any other business entity that, with the consent of the Employer named in the Adoption Agreement adopts the Plan. The term Employer will refer to the Employer named in the Adoption Agreement, to each adopting Employer individually, or to all Employers in the aggregate, as the context may require.
     Section 2.18 “Employer Contributions” means Profit Sharing Contributions, Money Purchase Contributions, and/or Target Benefit Contributions made by the Employer to the Plan pursuant to the provisions of Article VII.
     Section 2.19 “Employer Contributions Account” means, with respect to a Participant, the account established under the Plan for such Participant representing the Employer Contributions (and any forfeitures) plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom.
     Section 2.20 “Entry Date” means the date(s) specified in the Adoption Agreement provided that the first day of the Plan Year will always be an Entry Date.
     Section 2.21 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     Section 2.22 “Excess Contributions” means, with respect to a Plan Year, the excess of (i) the aggregate amount of Pre-Tax Contributions and Qualified Employer Deferral Contributions taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over (ii) the maximum amount of such contributions permitted by the actual deferral percentage test.

     Section 2.23 “Excess Deferrals” means those Pre-Tax Contributions that are includable in a Participant’s gross income pursuant to Section 1165(e)(7) of the PR-Code to the extent such Participant’s Pre-Tax Contributions for a taxable year exceed the lesser of 10% of the Participant’s Compensation or $8,000 (or any other limit imposed under Section 1165(e)(7) of the PR-Code or any successor thereof).
     Section 2.24 “Fiduciary” means any person who (i) exercises any discretionary authority or discretionary control with respect to the management of the Plan, or exercises any authority or control with respect to the management or disposition of its assets, (ii) renders investment advice, direct or indirect, for a fee or other compensation with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (iii) has any discretionary authority or responsibility in the administration of the Plan.
     Section 2.25 “Highly Compensated Employee” means, with respect to a Plan Year, any Eligible Employee who, determined on the basis of Compensation for such Plan Year, has Compensation greater than 2/3 of all other Eligible Employees.
     Section 2.26 “Investment Manager” means any entity who is a registered investment adviser under the Investment Advisor Act of 1940, a bank as defined in such Act, or an insurance company who (i) has the power to manage, acquire or dispose of Plan assets, and (ii) acknowledges in writing it fiduciary responsibilities with respect to the Plan.
     Section 2.27 “Matching Contributions” means contributions made by the Employer to the Plan on behalf of a Participant on account of a Participant’s After-Tax or Pre-Tax Contributions, pursuant to the provisions of Section 7.4.
     Section 2.28 “Matching Contributions Account” means, with respect to a Participant, the account established under the Plan for such Participant representing the Matching Contributions (and any forfeitures) plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom.
     Section 2.29 “Money Purchase Contributions” means contributions made by the Employer pursuant to a money purchase plan using the formula established by the Employer in the Adoption Agreement.
     Section 2.30 “Non-Highly Compensated Employee” means those Eligible Employees that are not Highly Compensated Employees.
     Section 2.31 “Normal Retirement Age” means the latter of (i) age 65, or (ii) the age specified in the Adoption Agreement.

     Section 2.32 “Normal Retirement Date” means the earliest practicable date after the Valuation Date coinciding with or following a Participant’s attainment of Normal Retirement Age.
     Section 2.33 “Owner-Employee” means an individual who is the sole proprietor in the case of a sole proprietorship. If the Employer is a special partnership or a corporation of individuals, Owner-Employee shall mean an individual who is a partner or shareholder and who owns more than 10% of the capital or profits interest of the special partnership or the corporation of individuals.
     Section 2.34 Intentionally Omitted.
     Section 2.35 “Paired Plan” means a Plan adopted through an Adoption Agreement that is a combination of either a profit sharing plan and a money purchase plan or a profit sharing plan and a target benefit plan.
     Section 2.36 “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate in the Plan.
     Section 2.37 “Plan” means the form of defined contribution retirement plan adopted by the Employer, under the name specified in the Adoption Agreement, consisting of the Adoption Agreement, this document and the Trust Agreement, together with any and all amendments and supplements thereto. Except as otherwise provided in the Adoption Agreement, the Plan created by each Employer is a separate Plan independent from the plan of any other Employer.
     Section 2.38 “Plan Administrator” means the Employer, unless the Employer designates another person(s) or committee of persons to hold the position of Plan Administrator. The Plan Administrator shall be a Fiduciary of the Plan and shall have authority as set forth herein to control and manage the operation and administration of the Plan. In addition to its other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure requirements of ERISA and the PR-Code.
     Section 2.39 “Plan Year” means the calendar year, unless another Plan Year is specified in the Adoption Agreement.
     Section 2.40 “PR-Code” means the Puerto Rico Internal Revenue Code of 1994, as amended from time to time, or any other act that may supersede it. Where the context so requires, a reference to a particular Section of the PR-Code shall also refer to its counterpart under any successor act.
     Section 2.41 “Pre-Tax Contributions” means any Employer contributions made pursuant to the provisions of Article V of the Plan at the election of the Participant in lieu of cash compensation, pursuant to a salary reduction agreement or other deferral mechanism.

     Section 2.42 “Pre-Tax Contributions Account” means, with respect to a Participant, the account established under the Plan for such Participant representing the Pre-Tax Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.
     Section 2.43 “Profit Sharing Contributions” means contributions made by the Employer pursuant to a profit sharing plan using the formula established by the Employer in the Adoption Agreement.
     Section 2.44 “Qualified Employer Deferral Contributions” means Qualified Non-Elective Contributions and Qualified Matching Contributions which are taken into account under this Plan, and any other qualified plans that are maintained by the Employer which are aggregated with this Plan under Sections 5.5(b) and 5.5(c), in determining a Participant’s Actual Deferral Percentage.
     Section 2.45 “Qualified Matching Contributions” means Matching Contributions which are taken into account under the Plan in determining a Participant’s Actual Deferral Percentage. In order for Matching Contributions to be considered as Qualified Matching Contributions, the Matching Contributions must be 100% vested and nonforfeitable when made and must not be distributable under the Plan to Participants or their Beneficiaries earlier than provided in Section 5.4(c).
     Section 2.46 “Qualified Matching Contributions Account” means, with respect to a Participant, the account established under the Plan for such Participant representing the Qualified Matching Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.
     Section 2.47 “Qualified Non-Elective Contributions” means contributions made by the Employer to this Plan (other than Pre-Tax Contributions and Qualified Matching Contributions) which are taken into account in determining a Participant’s Actual Deferral Percentage and which the Participant may not elect to receive in cash until distributed from the Plan. In order for such contributions to be considered as Qualified Non-Elective Contributions, they must be fully vested and nonforfeitable when made and must not be distributable under the Plan to Participants or their Beneficiaries earlier than provided in Section 5.4(c).
     Section 2.48 “Qualified Non-Elective Contributions Account” means, with respect to a Participant, the account established under the Plan for such Participant representing the Qualified Non-Elective Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.

     Section 2.49 “Rollover Contributions” means contributions made to the Plan pursuant to the provisions of Article VIII.
     Section 2.50 “Rollover Contributions Account” means, with respect to a Participant, the account established under the Plan for such Participant representing the Rollover Contributions plus any gains or losses allocated to such account in accordance with the provisions of the Plan, as adjusted to reflect distributions therefrom. Such account will be fully vested and nonforfeitable at all times.
     Section 2.51 “Self-Employed Individual” means (i) an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, (ii) an individual who would have had Earned Income but for the fact that the trade or business carried on by such individual had no net profits for the taxable year, or (iii) an individual who has been a self-employed individual within the meaning of subsection (i) for any prior taxable year.
     Section 2.52 “Target Benefit Contributions” means contributions made by the Employer pursuant to a target benefit plan using the formula established by the Employer in the Adoption Agreement.
     Section 2.53 “Trust” means the trust established through the execution of the Trust Agreement established in connection with the Plan.
     Section 2.54 “Trust Agreement” means the UBS Financial Services Incorporated of Puerto Rico Master Retirement Trust executed in connection with the Plan.
     Section 2.55 “Trust Fund” means the aggregate assets of the Plan, as the same shall exist from time to time, held by the Trustee(s) under the Trust.
     Section 2.56 “Trustee” means UBS Trust Company of Puerto Rico and any duly appointed successor thereof.
     Section 2.57 “UBS” means UBS Financial Services Incorporated of Puerto Rico or any corporation or entity which may succeed to all or substantially all of its business.
     Section 2.58 “Valuation Date” means the last business day of the Plan Year, unless otherwise specified in the Adoption Agreement. The Plan Administrator or the Employer may designate other valuation dates.
     Section 2.59 “1165(e) Plan” means a profit sharing plan containing a cash or deferred arrangement under Section 1165(e) of the PR-Code.

ARTICLE III
RULES RELATING TO SERVICE
     Section 3.1 Hours of Service Method. The definitions and rules in this section will apply to Employers who in the Adoption Agreement elected to have Employee’s service determined under the hours of service method. For those Employers, the computation of years of service for determining eligibility to participate and vesting will be as follows:
     (a) Year of Service. A year of service of an Employee is a 12-consecutive-month computation period in which he completes at least 1,000 hours of service.
     (b) Hour of Service.
          (1) Except as provided in subsection (b)(2) below, an Employee’s hours of service will be counted by giving the Employee credit for:
(A)	Each hour for which he is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to him for the computation period in which the duties are performed.

(B)	Each hour for which he is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this subsection (b)(1)(B) for any single continuous period (whether or not such period occurs within a single computation period). Hours under this subsection (b)(1)(B) calculated and credited according to the United States Department of Labor Regulations Sections 2530.200b-2(b) and (c), which are incorporated herein by reference.

(C)	Each hour for which back pay, regardless of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service will not be credited both under subsection (b)(1)(A) or subsection (b)(1)(B), as the case may be, and under this subsection (b)(1)(C). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(D)	In addition to hours credited to an Employee under subsections (b)(1)(A) through (b)(1)(C) above, he will be credited with the number of hours (not exceeding 40 hours for a full week or a pro rata portion of 40 hours for a partial week) he normally would have worked except for the fact that he was absent on one of the following types of unpaid absence: (i) leave of absence for a period authorized by the Employer under a leave policy applied uniformly to all Employees, provided he returns to service with the Employer at or before the expiration of such period; or (ii) leave of absence for service in the Armed Forces of the United States, provided he returns to service with the Employer within the period during which his reemployment rights are protected by law.

(E)	Solely for purposes of determining whether a one-year break in service has occurred in a computation period, an Employee who is absent from work for maternity or paternity will receive credit for the hours of service which would otherwise have been credited to such Employee but for such absence (or in any case in which such hours cannot be determined, 8 hours of service per day of such absence). For purposes of this subsection (E), an absence from work for maternity or paternity means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the Employee’s adoption of such child, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this subsection (b)(1)(E) will be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a one-year break in service in that period, or (ii) in all other cases, in the following computation period if necessary to prevent a one-year break in service in that computation period.
          (2) If the Employer so elects in the Adoption Agreement, an Employee will be credited with the number of hours of service specified in this subsection (ii) for a period if the Employee would have been credited with at least one hour of service during such period under subsection (b)(i)(A) above:
(A)	10 hours of service per day;

(B)	45 hours of service per week;

(C)	95 hours of service per semi-monthly payroll period; or

(D)	190 hours of service per month.
          Only one such method may be elected and it must apply to all Employees.
     (c) Break in Service or One-Year Break in Service. A break in service or a one-year break in service of an Employee or Participant is a 12-consecutive-month computation period during which he fails to complete more than 500 hours of service. The 12 month computation period will be the same period used to determine a year of service under Section 3.1(e) or (f) below.
     (d) Employment Years Defined. Employment years of an Employee are 12-consecutive-month periods beginning on the date he first completes an hour of service and on subsequent anniversaries of such date.
     (e) Eligibility Computation Period. For purposes of determining whether an Employee has completed the years of service requirement (if any) for participation:
          (1) Initial computation period will be his first employment year.
          (2) Subsequent computation periods will be Plan Years beginning with the Plan Year that starts during his first employment year regardless of whether the Employee is entitled to be credited with 1,000 hours of service during his first employment year. For purposes of the preceding sentence, an Employee who is credited with 1,000 hours of service in both his first employment year and the Plan Year that starts during his first employment year will (unless his employment year and the Plan Year coincide) be credited with 2 years of service for purposes of eligibility to participate.
          (3) If an Employee has a one-year break in service, his 12-consecutive-month eligibility computation periods will begin with his first employment year after such break. If necessary for purposes of measuring years of service for participation, subsequent 12-consecutive-month computation periods will be Plan Years beginning with the Plan Year which begins during his first employment year after such break.
     (f) Vesting Computation Period. For purposes of computing an Employee’s nonforfeitable right to his Employer Contributions Account, an Employee’s computation periods will be Plan Years.
     (g) Counting Years of Service for Participation. All of an Employee’s years of service with the Employer are counted toward meeting the Plan’s participation eligibility requirement (if any), however, if the Adoption Agreement provides for full vesting after 2 years or less of service, service before a one-year break in service which occurs before the Employee satisfies the Plan’s requirement for eligibility will be disregarded. The preceding sentence will not apply if the Employer’s Plan is an 1165(e) Plan.
     If the service requirement to become a Participant as specified in the Adoption Agreement includes a fractional year, an Employee will not be required to complete any minimum number of hours of service to receive credit for such fractional year.
     (h) Counting Years of Service for Vesting. For purposes of determining a Participant’s vested percentage, all of his years of service will be counted, however, if the Adoption Agreement specifically so provides, the following years of service will not be counted:
          (1) Years of service completed before age 18; and
          (2) years of service before the Employer maintained the Plan or a predecessor plan.
          A plan is a predecessor plan if it was terminated on or after the date it was required to comply with ERISA and within 5 years or after the effective date of the Plan. A plan is not treated as a predecessor plan with respect to an Employee unless he was a participant in such plan.
     (i) Service With Other Organizations.
          (1) If the Employer maintains a plan of a predecessor Employer, service with the predecessor Employer will be treated as service with the Employer.
          (2) If not treated as service with the Employer under subsection (i)(1) above, service with any entity specifically so designated in the Adoption Agreement will be treated as service with the Employer.
     Section 3.2 Elapsed Time Method. The definitions and rules in this section will apply to Employers who in the Adoption Agreement elected to have Employee’s service determined under the elapsed time method. For those Employers, the computation of years of service for determining eligibility to participate and vesting will be as follows:
     (a) Definitions applicable to the Elapsed Time Method.
          (1) “Hours of Service” means an hour of service for which the Employee is paid or entitled to payment for the performance of duties for the Employer.
          (2) “Employee’s Commencement Date” means the date the Employee performs an hour of service.

          (3) “Periods of Severance” means the period of time commencing on the severance from service date and ending on the date on which the Employee performs an hour of service for the Employer.
          (4) “Reemployment Commencement Date” means the first date following a period of severance from service which is not required to be taken into account for participation or vesting purposes, on which the Employee performs an hour of service.
          (5) “Severance from Service Date” means the earlier of (i) the date on which the Employee resigns, retires, is discharged or die, or (ii) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Employer for any reason other than resignation, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absent or lay off.
     (b) Years of Service. To determine an Employee’s years of service, all of his service will be aggregate and each 12 months of such aggregate service will constitute one year of service (30 days will be considered a month). If any provision of the Plan calls for completion of a fractional year of service, such fraction of a year of the Employee’s aggregate service will satisfy the provision. For example, if 6 years of service is required, then such requirement will be met when the Employee’s aggregate service equals 180 days.
     Under this method of computing years of service, all days of service commencing on the employee’s employment commencement date or reemployment commencement date, which ever is applicable, and ending on the severance from service date will be taken into consideration.
     (c) Periods of Severance that must be considered for participation and vesting purposes. In general, periods of severance will not be taken into account for computing years of service, except that:
          (1) The Plan shall take into account a period of severance if an Employee severs from service by reason of resignation, discharge, or retirement, and the Employee then performs an hour of service within 12 months of the severance from service date.
          (2) The Plan shall take into account a period of severance if an Employee severs from service by reason of resignation, discharge, or retirement during an absence from service of 12 months or less for any reason other than resignation, discharge, retirement or death, and then performs an hour of service within 12 months of the date on which the Employee was first absent from service.
     (d) “Break in Service” or “One-Year Break in Service.” A break in service or a one-year break in service shall occurs if an Employee or Participant falls to complete one hour of service during a period of 12 consecutive months commencing on the severance from service date and ending on the first anniversary of such date. In the case of an individual who is absent for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in service. An absence from work for maternity or paternity reasons shall have the meaning described in Section 3.1(b)(1)(E).
     (e) Certain Service Before Eligibility Disregarded. If the Adoption Agreement provides for full vesting after 2 years or less of service, service will be disregarded if it was completed before a period of severance of 1 year or more which occurs before the Employee satisfied the Plan’s service requirement for eligibility. However, this subsection does not apply if the Employer’s Plan is an 1165(e) Plan.
     (f) Service for Vesting. For purposes of determining a Participant’s vested percentage, all of his years of service will be counted, however, if the Adoption Agreement specifically so provides, the following service will not be counted:
          (1) Years of service completed before age 18; and
          (2) years of service before the Employer maintained this Plan or a predecessor plan.
     A plan is a predecessor plan if it was terminated on or after the date it was required to comply with ERISA and within 5 years before or after the Effective Date of the Plan. A plan is not treated as a predecessor plan with respect to an Employee unless he was a participant in such plan.
     (g) Service with other Organizations.
          (1) If the Employer maintains a plan of a predecessor Employer, service with the predecessor Employer will be treated as service with the Employer.
          (2) If not treated as service with the Employer under subsection (g)(1) above, service with any entity specifically so designated in the Adoption Agreement will be treated as service with the Employer.
ARTICLE IV
PARTICIPATION
     Section 4.1 Initial Participation. An Eligible Employee shall become a Participant in the Plan in accordance with the following requirements:

     (a) Each Eligible Employee will become a Participant on the Entry Date immediately following the date in which he complies with the minimum age and/or service requirements specified by the Employer in the Adoption Agreement.
     (b) If the Plan is a restatement of another plan, each Eligible Employee who was a participant in the previous plan on the day before the Effective Date shall be a Participant in the Plan on the Effective Date.
     (c) If the Plan permits Pre-Tax Contributions or After-Tax Contributions, each Employee who has become a Participant under the preceding subsections of this section may make Pre-Tax Contributions and/or After-Tax Contributions subject to the applicable provisions of the Plan and the Adoption Agreement. Such an Employee will be considered a Participant even if he elects not to make Pre-Tax Contributions or After-Tax Contributions. However, an Employee may not make Pre-Tax Contributions and/or After-Tax Contributions before the date the Employer signs the Adoption Agreement.
     Section 4.2 Termination of Participation. An Employee will cease to be a Participant when he is no longer eligible to participate in the Plan due to the termination of his service because of Disability, death, retirement or any other reason. An Employee who ceases to be a Participant under this Section 4.2 will not be permitted to make or receive contributions or to make in-service withdrawals or loans under the Plan. A Participant who terminates service with the Employer under this Section 4.2 will continue to share in the earnings of the Trust Fund until his accounts are forfeited or fully distributed.
     Section 4.3 Transfer of or from Ineligible Class.
     (a) If an Employee who had been a Participant becomes ineligible to participate because he or she is no longer a member of an eligible class of Employees, but has not incurred a break in service, such Employee shall participate immediately upon his return to an eligible class of Employees. If such Employee incurs a break in service, his eligibility to participate shall be determine under Section 4.4.
     (b) An Employee who is not a member of the eligible class of Employees will become a Participant immediately upon becoming a member of the eligible class provided such Employee has satisfied the age and years of service requirements. If such Employee has not satisfied the age and years of service requirements as of the date he becomes a member of the eligible class, such Employee shall become a Participant on the first Entry Date following the date he satisfies those requirements unless otherwise indicated in the Adoption Agreement.

     Section 4.4 Return as Participant After a Break in Service.
     (a) Employee not Participant Before Break. If an Employee incurs a break in service before satisfying the Plan eligibility requirements, such employee’s years of service before such break in service will not be taken into account.
     (b) Non Vested Participants. In the case of a Participant who does not have a vested interest in his accounts (other than the Pre-Tax Contribution, After-Tax Contributions and/or Rollover Contributions Accounts), years of service before a period of consecutive breaks in service will not be taken into account for participation purposes if the number of consecutive breaks in service in such period equals or exceeds the greater of (i) 5 years, or (ii) the aggregate number of years of service before such break. Such aggregate number of years of service will not include any years of service disregarded under the preceding sentence by reason of prior breaks.
     If a Participant years of service are disregarded pursuant to the preceding paragraph, such participant will be treated as a new Employee for participation purposes. If a Participant years of service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.
     (c) Vested Participant. A Participant who has sustained a break in service and who had vested interest in all or a portion of his accounts (other than the Pre-Tax Contributions, After-Tax Contributions and/or Rollover Contributions Accounts), shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment.
     Section 4.5 Omission of Eligible Employee. If in any Plan Year an Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, if necessary, so that the omitted Employee receives the total amount which such Employee would have received had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under the applicable provisions of the PR-Code.
     Section 4.6 Inclusion of Ineligible Employee. If in any Plan Year a person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

     Section 4.7 Election Not to Participate. An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer in writing before the beginning of the Plan Year.
     Section 4.8 Control of Entities by Owner-Employee. If the Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which the Plan is established and one or more other trades or business, the Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy Sections 1165(a) and (g) of the PR-Code for the Employees of those trades or business.
     If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 1165(a) and (g) of the PR-Code and which provides contributions and benefits not less favorable than those provided for Owner-Employees under the Plan.
     If an individual is covered as an Owner-Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the benefits or contributions of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.
     For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control an entity if the Owner-Employee, or two or more Owner-Employees together (i) own the entire interest in an unincorporated entity, or (ii) in the case of a special partnership or corporation of individuals own more than 50% of either the capital interest or the profits interest in such partnership or corporation of individuals. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees, shall be treated as owning any interest in a special partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.
ARTICLE V
PRE-TAX CONTRIBUTIONS
     Section 5.1 Eligibility. If the Employer’s Plan is a profit sharing plan and the Adoption Agreement so provides, an Eligible Employee who meets the participation requirements of Section 4.1 may elect to make Pre-Tax Contributions in accordance with Section 1165(e) of the PR-Code.
     Section 5.2 Pre-Tax Contribution Election. The Participant must file a written election form with the Plan Administrator indicating the amount of Pre-Tax Contributions he wishes to make and agreeing to reduce his Compensation by such amount. Subject to any rules established by the Plan Administrator, a Participant may increase, decrease, discontinue or resume his Pre-Tax Contributions during a Plan Year by filing an appropriate form with the Plan Administrator. A discontinuance of Pre-Tax Contributions will be effective as soon as administratively possible after the Plan Administrator’s receipt of the Participant’s election form. An increase or decrease of Pre-Tax Contributions, or a resumption after a discontinuance, will be effective as of the Entry Date following the Participant’s timely election, unless the Plan Administrator establishes other date(s) on which such elections or changes shall be effective.
     No change under the preceding paragraph may cause a Participant’s Pre-Tax Contributions to exceed the maximum provided for under Section 5.4.
     The Plan Administrator may establish reasonable rules of uniform application governing Participants’ elections and changes. Such rules may include the number and frequency of elections or changes during any Plan Year, effective dates for elections or changes, cut-off dates for timely filing of elections or changes, and other rules to facilitate operation of this Article.
     Notwithstanding the preceding paragraph, a Participant will be permitted to change his election at least once each Plan Year.
     Section 5.3 Collection of Pre-Tax Contributions. The Employer will collect Participants’ Pre-Tax Contributions using payroll procedures. The Employer will transfer the amounts collected to the Trustee as of the earliest date when such contributions can reasonably be segregated from the Employer’s general assets, but not later than (i) the 15th working day of the month immediately following the date on which such amounts would otherwise have been payable to the Participant in cash, or (ii) any other period permitted by Title I of ERISA, the PR-Code, or any other applicable law, regulation or governmental agency.
     Section 5.4 Limitations on Pre-Tax Contributions.
     (a) Limits on Pre-Tax Contributions. Unless otherwise provided in the Adoption Agreement, under the Plan the Pre-Tax Contributions that the Participants may elect are not subject to a minimum amount or percentage of Compensation. Pre-Tax Contributions may not exceed the lesser of (i) 10% of the Participant’s Compensation up to a maximum of $8,000 in any calendar year (or any other applicable limitation provided under Section 1165(e)(7)(A) or any other section of the PR-Code), (ii) the maximum amount permitted under Section 5.5 for Highly Compensated Employees for any Plan Year, or (iii) any other limitation imposed by the Plan Administrator.
     If a Participant makes Pre-Tax Contributions in a calendar year equal to the lesser of 10% of his compensation or $8,000 (or any other applicable limitation provided under

Section 1165(e)(7)(A) or any other section of the PR-Code), his Pre-Tax Contributions will immediately cease.
     In addition to the above, Pre-Tax Contributions by a Participant who also makes contributions to an individual retirement account described in Section 1169 of the PR-Code will be further limited to the lesser of the difference between the Participant’s contribution to the individual retirement account and $8,000 (or any other limit imposed under Section 1165(e)(7)(A) or any other section of the PR-Code).
     (b) Limits on Withdrawals. Notwithstanding Sections 5.1 and 5.4(a), a Participant who makes a withdrawal on account of a financial hardship under Section 10.1 may not make Pre-Tax Contributions or After-Tax Contributions hereunder (or under any other plan maintained by the Employer) for a period of 12 months following the date of the in-service withdrawal. Also, in the calendar year following the date of the withdrawal, such Participant may not make Pre-Tax Contributions which, when added to his Pre-Tax Contributions during the calendar year of the withdrawal, exceed the 10%/$8,000 limitation specified in Section 5.4(a).
     (c) Limits on Distributions. Pre-Tax Contributions may not be distributed to Participants or their Beneficiaries earlier than:
          (1) separation from service, death or Disability;
          (2) termination of the Plan without the establishment of a successor plan;
          (3) the date of the sale by the Employer of substantially all of the assets used by the Employer in its trade or business, provided the Employee continues in employment with the purchaser of the assets;
          (4) the date of the sale by the Employer of its shares in a subsidiary of the Employer, provided the Employee continues in employment with the subsidiary;
          (5) reaching the age of 59 1/2 years; or
          (6) a case of financial hardship, as defined in Section 10.1.
     (d) Catch-Up Contributions. In addition to the amount of Pre-Tax Contributions under Section 5.4(a), the Participants with fifty (50) years of age or older as of the last day of a Plan Year may elect to make a “catch-up” contribution up to a maximum of $1,000 in any calendar year (or any other applicable limitation provided under Section 1165(e)(7)(C) or any other section of the PR-Code). The amount of the “catch-up” contribution shall not be considered for purposes of the Actual Deferral Percentage Test under Section 5.5, nor for purposes of the limitation under

Section 5.4(a). Furthermore, the Adoption Agreement may provide for Matching Contributions as result of the “catch-up” contribution.
     Section 5.5 Actual Deferral Percentage Test.
     (a) As of the last day of each Plan Year, the Average Actual Deferral Percentages of Highly Compensated Employees (the “HCE-ADP”) may not exceed the Average Actual Deferral Percentages of Non-Highly Compensated Employees (the “NHCE-ADP”) by more than the amount specified in the following table:

If NHCE-ADP is:	HCE-ADP may not exceed:
less than 2%	two times NHCE-ADP

2% but less than 8%	two percentage points more than NHCE-ADP

8% or higher	1.25 times NHCE-ADP
     The determination and treatment of Participants’ Actual Deferral Percentages will be subject to the requirements of any applicable regulations under the PR-Code.
     (b) The Actual Deferral Percentage for a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Pre-Tax Contributions (and, if applicable, to receive Qualified Employer Deferral Contributions) allocated to his accounts under two or more arrangements described in Section 1165(e) of the PR-Code that are maintained by the Employer, shall be determined as if such Pre-Tax Contributions (and, if applicable, such Qualified Employer Deferral Contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending, with or within the same calendar year shall be treated as a single arrangement.
     (c) In the event that the Plan satisfies the requirements of Section 1165(e), 1165(a)(3) or 1165(a)(4) of the PR-Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the PR-Code only if aggregated with the Plan, then this section shall be applied by determining the Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan.
     (d) For purposes of determining the Actual Deferral Percentage test, Pre-Tax Contributions and Qualified Employer Deferral Contributions must be made before the last day of the 12 month period immediately following the Plan Year to which contributions relate.

     (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of Qualified Employer Deferral Contributions used in such test.
     Section 5.6 Qualified Non-Elective Contributions.
     (a) If the Employer’s Plan provides for Profit Sharing Contributions and such contributions meet the requirements of this section, then, subject to the requirements of applicable PR-Code regulations, the Plan Administrator may elect to treat all or part of such contributions as Qualified Non-Elective Contributions which will be considered Qualified Employer Deferral Contributions for purposes of the Actual Deferral Percentage test of Section 5.5.
     Profit Sharing Contributions meet the requirements of this section if they are fully vested when made and they are subject to the limitations on distribution provided in Section 5.4(c). Also, any Profit Sharing Contributions not treated as Qualified Employer Deferral Contributions under the preceding paragraph must be nondiscriminatory under Section 1165(a)(4) of the PR-Code.
     (b) As of the last day of each Plan Year, the Plan Administrator shall allocate the Qualified Non-Elective Contributions, if any, for such Plan Year. These amounts shall be allocated to the Qualified Non-Elective Contributions Account of Non-Highly Compensated Employees as follows:
     (1) Qualified Non-Elective Contributions shall be allocated to the Qualified Non-Elective Contributions Account of the Non-Highly Compensated Employee with the least Compensation, until either the Qualified Non-Elective Contributions are exhausted or the applicable limitation for contributions is reached for such Non-Highly Compensated Employee.
     (2) Any remaining Qualified Non-Elective Contributions shall be allocated to the Qualified Non-Elective Contributions Account of the Non-Highly Compensated Employee with the next lowest Compensation, until either the Qualified Non-Elective Contributions are exhausted or the applicable limitation for contributions is reached for such Non-Highly Compensated Employee.
     (3) The procedure of paragraph (2) shall be repeated until all Qualified Non-Elective Contributions have been allocated.
     (4) If two (2) or more Non-Highly Compensated Employees who become eligible for an allocation of Qualified Non-Elective Contributions under paragraphs (1), (2) or (3) above have the same amount of Compensation for the Plan Year, all such Non-Highly Compensated Employees shall receive an equal allocation of Qualified Non-Elective Contributions.

     (c) Notwithstanding the above, the Employer may elect to instruct the Plan Administrator to allocate the Qualified Non-Elective Contributions for a Plan Year to the Qualified Non-Elective Contributions Accounts of the Non-Highly Compensated Employees based on the Compensation of the Non-Highly Compensated Employees for such Plan Year.
     Section 5.7 Qualified Matching Contributions. If the Plan provides for Matching Contributions and such contributions meet the requirements of this section and of any applicable PR-Code regulations, the Plan Administrator may elect to treat all or part of such contributions as Qualified Matching Contributions, which will be considered Qualified Employer Deferral Contributions for purposes of the Actual Deferral Percentage tests of Section 5.5.
     Matching Contributions meet the requirements of this section if they are fully vested when made and they are subject to the limitations on distribution provided in Section 5.4(c).
     Qualified Matching Contributions will be taken into account as Qualified Employer Deferral Contributions for purposes of calculating the Actual Deferral Percentages, subject to such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury and shall be made as are needed to meet the Actual Deferral Percentage test. The Employer will make Qualified Matching Contributions to the Plan on behalf of Participants who are Non-Highly Compensated Employees who make either Pre-Tax Contributions and/or After-Tax Contributions to the Plan.
     Section 5.8 Correction of Excess Contributions. Excess Contributions must be corrected by using one or a combination of the following methods:
     (a) By making Qualified Non-Elective Contributions or Qualified Matching Contributions in favor of Participants who are Non-Highly Compensated Employees. Qualified Non-Elective Contributions shall be made to Participants that are Non-Highly Compensated Employees as provided in the Adoption Agreement.
     (b) By designating all or a portion of the Profit Sharing Contributions and/or Matching Contributions as Qualified Non-Elective Contributions and/or Qualified Matching Contributions, respectively.
     (c) By distributing to the respective Participant the amount of his Excess Contribution plus earnings (or losses) of such excess. The following rules will apply to such distributions:
          (1) The Employer must designate the distribution as a distribution of an Excess Contribution (together with income or loss attributed to such excess). The amount so designated must be distributed by the end of the succeeding Plan Year.

          (2) Income or loss attributable to the period between the end of the Plan Year and the date of distribution will be disregarded in determining income or loss that will be distributed as an Excess Contribution.
          (3) The amount to be distributed as an Excess Contribution will be reduced by any amounts relating to such Plan Year previously withdrawn by the Participant.
          (4) The amount of Excess Contribution to be distributed may be made notwithstanding any otherwise applicable restrictions or spousal consent requirements on in service withdrawals or distributions.
          (5) Any distribution of Excess Contribution for any Plan Year shall be made to the Highly Compensated Employees on the basis of their respective portion of Excess Contributions attributable to each of such Employees.
          (6) The distribution of Excess Contribution shall be reported on Form 480.7C (Informative Return — Retirement Plans and Annuities) for the calendar year of the distribution, or any other equivalent form.
     (d) By recharacterizing the Excess Contribution of a Participant as an After-Tax Contribution. The following rules will apply to such recharacterization:
          (1) A recharacterization will be permitted only if the Adoption Agreement permits After-Tax Contributions.
          (2) The amount recharacterized will be nonforfeitable and subject to the same distribution requirements as After-Tax Contributions.
          (3) The amount recharacterized cannot exceed, in combination with other After-Tax Contributions, the amount provided in the Adoption Agreement or by the Puerto Rico Secretary of the Treasury on After-Tax Contributions.
          (4) The amount recharacterized will be taxable to the Participant for the calendar year of the recharacterization.
          (5) The recharacterization must occur by the end of the succeeding Plan Year after the last day of the Plan Year in which such Excess Contributions arose.
          (6) The amount recharacterized will be reduced by any amounts relating to such Plan Year previously withdrawn by the Participant.

          (7) The amount recharacterized shall be reported on Form 480.7C (Informative Return - Retirement Plans and Annuities) for the calendar year of the recharacterization, or any other equivalent form.
     Section 5.9 Excess Deferrals. Notwithstanding any other provision of the Plan, Excess Deferrals shall be distributed to any Participant to whose account Excess Deferrals were made. Excess Deferrals shall be adjusted for any income or loss for the taxable year in which such contributions were made. Income or loss attributable to the period between the end of the taxable year and the date of distribution will be disregarded in determining income or loss. A withdrawal of an Excess Deferral under this section may be made notwithstanding any otherwise applicable restrictions or spousal consent requirement on in-service withdrawals. The amount of any Excess Deferrals to be withdrawn under this section will be reduced by any amounts previously distributed or recharacterized under Section 5.8.
     Section 5.10 Automatic Contribution Arrangement.
     (a) Notwithstanding the provisions of the Plan, if the Employer’s Plan so provides in the Adoption Agreement the Pre-Tax Contributions on behalf of a Participant shall be determined under an Automatic Contribution Arrangement. For purposes of this Section 5.10, the term “Automatic Contribution Arrangement” means an arrangement:
     (1) under which the Participant may elect to have the Plan Administrator make payments as Pre-Tax Contributions under the Plan on behalf of the Participant, or to the Participant directly in cash; and
     (2) under which the Participant is treated as having elected to have the Plan Administrator make such Pre-Tax Contributions in an amount equal to a Uniform Percentage of Compensation provided under the Plan until the Participant specifically elects not to have such Pre-Tax Contributions made (or specifically elects to have such Pre-Tax Contributions made at a different percentage); and
     (3) under which such Pre-Tax Contributions are invested in a Qualified Default Investment Alternative (“QDIA”) in accordance with Section 404(c)(5) of ERISA.
     (b) The Plan Administrator shall, within a reasonable period in accordance with ERISA, provide to each Participant to whom the arrangement applies for such Plan Year, notice of the Participant’s rights and obligations under the arrangement which:
     (1) is sufficiently accurate and comprehensive to apprise the Participant of such rights and obligations, and

     (2) is written in a manner calculated to be understood by the average Participant to whom the arrangement applies.
     (c) A notice shall not be treated as meeting the requirements of this Section 5.10 with respect to a Participant unless:
     (1) the notice includes an explanation of the Participant’s right under the arrangement not to have the Pre-Tax Contributions made on the Participant’s behalf (or to elect to have such contributions made at a different percentage);
     (2) the Participant has a reasonable period of time, after receipt of the notice described in clause (1) and before the first Pre-Tax Contributions are made, to make such election; and
     (3) the notice explains how Pre-Tax Contributions made under the arrangement will be invested in the absence of any investment election by the Participant.
     (d) The Automatic Contribution Arrangement may be applied without taking into consideration any Employee who:
     (1) was eligible to participate in the arrangement (or a predecessor arrangement) immediately before the date on which such arrangement becomes effective; and
     (2) had an election in effect on such date either to participate in the arrangement or to not participate in the arrangement.
     (e) The Pre-Tax Contributions under the Automatic Contribution Arrangement shall be treated as Pre-Tax Contributions under the Plan, including without limitations, the rules established by the Plan Administrator under Section 5.2 of the Plan, the payroll procedures under Section 5.3 of the Plan, the limitations under Section 5.4 of the Plan, and the tests under Section 5.5 of the Plan.
     Section 5.11 Uniform Percentage.
     (a) For purposes of Section 5.10 the term “Uniform Percentage” means, with respect to any Employee, any percentage determined under the Automatic Contribution Arrangement if such percentage is applied uniformly and does not exceed ten percent (10%) or any other applicable limitation provided under the PR-Code, as provided in the Adoption Agreement.

     Section 5.12 Qualified Default Investment Alternative “QDIA”.
     (a) For purposes of the Plan the term “Qualified Default Investment Alternative” means, with respect to a participant directed individual account plan under Section 404(c) of ERISA, the investment alternative or alternatives which are applicable under the Plan in the absence of investment directions from the Participant or Beneficiary, in accordance with Section 404(c)(5) of ERISA.
     (b) In accordance with ERISA, the Plan Administrator shall provide to the Participant or Beneficiary any prior notice required before any portion of the Participant’s or Beneficiary’s account balance is initially invested in a Qualified Default Investment Alternative, and any notice required thereafter.
     (c) The Participant or Beneficiary in the participant directed individual account plan shall be deemed to have exercised control over assets in his or her account if, in the absence of investment directions from the Participant or Beneficiary, the Plan invest in a Qualified Default Investment Alternative.
     (d) The Participant or Beneficiary shall have the right to direct the investment out of the Qualified Default Investment Alternative with the same frequency available for other plan investments, in accordance with ERISA.
     (e) Upon the investment in a Qualified Default Investment Alternative, any fiduciary of the Plan shall not be liable for any loss or by reason of any breach that occurs as a result of such investment.
     Section 5.13 Eligible Investment Advice Arrangement.
     (a) For purposes of the Plan the term “Eligible Investment Advice Arrangement” means, with respect to a participant directed individual account plan under Section 404(c) of ERISA, an arrangement providing for “investment advice” to a Participant or Beneficiary by a “fiduciary adviser” (as such term is defined in Section 408(g) of ERISA) which either provides that any fees received by the “fiduciary adviser” for “investment advice” or with respect to the sale, holding, or acquisition of any security or other property for purposes of investment of plan assets do not vary depending on the basis of any investment option selected, or uses a computer model under an “investment advice program,” in accordance with Section 408(g) of ERISA.
     (b) Unless otherwise provided in the Adoption Agreement, an Eligible Investment Advice Arrangement may be allowed under the Plan.

ARTICLE VI
AFTER-TAX CONTRIBUTIONS
     Section 6.1 Eligibility. If the Adoption Agreement so provides, an Eligible Employee who meets the participation requirements of Section 4.1 may elect to make After-Tax Contributions. After-Tax Contributions Accounts are fully vested and nonforfeitable at all times.
     Section 6.2 Limits on Amount. Unless otherwise provided in the Adoption Agreement, under the Plan the After-Tax Contributions that the Participants may elect are not subject to a minimum amount or percentage of Compensation. After-Tax Contributions for a Plan Year may not exceed the limitation imposed by the Plan Administrator, within the limits prescribed by the PR-Code and any regulations thereunder. Additional restrictions on After-Tax Contributions may apply in certain cases to Participants who make an in-service withdrawal on account of a financial hardship under Section 10.1. (See Section 5.4(b)).
     Section 6.3 After-Tax Contribution Election. The procedures for electing and changing After-Tax Contributions will be similar to those described in Section 5.2.
     Section 6.4 Collection of After-Tax Contributions. The Employer will collect Participants’ After-Tax Contributions using payroll or other procedures. The Employer will transfer the amounts collected to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than (i) the 15th working day of the month immediately following the date on which such amounts are received by the Employer or the date on which such amounts would otherwise have been payable to the Participant in cash, or (ii) any other period permitted by Title I of ERISA, the PR-Code or any other applicable law, regulation or governmental agency.
ARTICLE VII
EMPLOYER AND MATCHING CONTRIBUTIONS
     Section 7.1 Eligibility. If the Adoption Agreement so provides, the Employer will make Employer Contributions (Money Purchase Contributions, Profit Sharing Contributions and/or Target Benefit Contributions) and/or Matching Contributions pursuant to the provisions of this Article VII. Participants will have a vested and nonforfeitable interest in their Employer Contributions Account and Matching Contributions Account in accordance with the vesting schedule specified by the Employer in the Adoption Agreement.
     Section 7.2 Employer Contributions.
     (a) In General. For each Plan Year that the Plan is in effect, the Employer will make Employer Contributions (Money Purchase Contributions, Profit Sharing Contributions and/or Target Benefit Contributions) in the amount (if any) determined according to the provisions of this

Article and the Adoption Agreement. If, due to miscalculation or error, the Employer Contributions exceed the amount prescribed or determined by the Employer, such excess may, at the election of the Employer, be treated as a contribution for the succeeding Plan Year or years.
     The Employer Contributions may be paid in a single sum or installments, but the total amount will be paid to the Trustee not later than the time (including extensions thereof) prescribed by law for filing the Employer’s Puerto Rico income tax return for its taxable year ending with or within the Plan Year.
     (b) Money Purchase Plans. If the Plan is a money purchase plan, the following provisions will apply:
          (1) Money Purchase Contributions. For each Plan Year the Employer will contribute an amount which will equal the contribution required for all Participants entitled to receive an allocation for such Plan Year under the contribution formula elected by the Employer in the Adoption Agreement.
          (2) Maximum Contribution. Money Purchase Contributions to the Plan shall not exceed the maximum amount which the Employer may deduct under Section 1023(n) of the PR-Code, or any successor provision or similar statutory provisions hereafter enacted.
          (3) Forfeitures. Forfeitures will be allocated in accordance with the Employer’s election under the Adoption Agreement. Subject to Section 9.3, forfeitures will be released as soon as practicable following the Participant’s separation from service.
     (c) Profit Sharing Plans. If the Plan is a profit sharing plan, the following provisions will apply:
          (1) Profit Sharing Contributions. If specified in the Adoption Agreement, the Employer shall make contributions to the Trust in such amounts as it may determine for each Plan Year in which the Plan is in effect. The Employer will not be obligated to contribute any particular amount in a Plan Year or to make any contribution at all in any particular Plan Year. However, if in the Adoption Agreement the Employer elected a formula for determining the contribution for a Plan Year, the Employer will contribute the amount determined under such formula.
          (2) Maximum Contribution. All Profit Sharing Contributions to the Plan shall be made out of the Employer’s current or accumulated profits and shall not exceed the lesser of:
               (A) The Employer’s current or accumulated profits; or

(B)	the maximum amount permitted to be deducted by the Employer under Section 1023(n) of the PR-Code, or any successor or similar statutory provisions hereafter enacted.
          (3) Forfeitures. Forfeitures will be allocated in accordance with the Employer’s election under the Adoption Agreement. Subject to Section 9.3, forfeitures will be released as soon as practicable following a Participant’s separation from service.
     (d) Target Benefit Plans. If the Plan is a target benefit plan, the following provisions will apply:
          (1) Target Benefit Contributions. For each Plan Year the Employer will contribute an amount which will equal the contribution required for all Participants entitled to receive an allocation for such Plan Year under the contribution formula elected by the Employer in the Adoption Agreement.
          (2) Maximum Contribution. Target Benefit Contributions to the Plan shall not exceed the maximum amount which the Employer may deduct under Section 1023(n)of the PR-Code, or any successor provision or similar statutory provisions hereafter enacted.
          (3) Forfeitures. Forfeitures will be allocated in accordance with the Employer’s election under the Adoption Agreement. Subject to Section 9.3, forfeitures will be released as soon as practicable following the Participant’s separation from service.
     Section 7.3 Persons Entitled Allocation of Employer Contributions. Employer Contributions for each Plan Year shall be allocated as of the last day of such Plan Year (even though receipt of the Employer Contributions by the Trustee may take place after the close of such Plan Year) among the Employer Contributions Accounts of those Participants who completed at least 1,000 hours of service during such Plan Year and were actively employed by the Employer at the end of such Plan Year. In the case of an Eligible Employee who first becomes a Participant during the Plan Year, the number of hours of service required to share in the allocation of Employer Contributions for such Plan Year shall be prorated based on the date on which the Eligible Employee becomes a Participant.
     Notwithstanding the above, a Participant whose employment with the Employer terminates because of his retirement, Disability or death during the Plan Year is not required to fulfill the foregoing employment requirement to share in the allocation of Employer Contributions for such Plan Year.
     Employer Contributions will be allocated as specified by the Employer in the Adoption Agreement.

     Section 7.4 Matching Contributions.
     (a) Amount of Contribution. If elected in the Adoption Agreement, the Employer will make Matching Contributions on behalf of the Participants who make Pre-Tax Contributions, After-Tax Contributions, and/or “catch-up” contributions, for each matching period as defined in the Adoption Agreement. A Participant will be required to be an Employee on the last day of a matching period (or to have terminated employment during such period because of retirement, death or Disability) in order to receive Matching Contributions for such matching period.
     The amount of such Matching Contributions will be as specified in the Adoption Agreement. The Employer will not make a Matching Contributions with respect to any Excess Contributions that are distributed to a Participant under Section 5.8 or with respect to any Pre-Tax Contributions that are recharacterized as After-Tax Contributions under Section 5.8 (unless under the terms of the Plan such After-Tax Contributions would also be matched).
     Matching contributions for a matching period will be transferred to the Trustee within a reasonable time after the end of such period. However, the total amount of the Matching Contributions for a Plan Year will be paid to the Trustee no later than the time (including extensions thereof) prescribed by law for filing the Employer’s Puerto Rico income tax return for its taxable year ending with or within the Plan Year.
     (b) Source of Contributions. The Employer will make the Matching Contributions required under this section regardless of whether the Employer has current or accumulated profits.
     (c) Use of Forfeitures. Any forfeitures occurring during a matching period will be allocated in accordance with the Employer’s election under the Adoption Agreement.
ARTICLE VIII
ROLLOVER CONTRIBUTIONS
     Section 8.1 Rollover Contributions.
     (a) With the approval of the Plan Administrator, an Employee may:
          (1) make a rollover to the Plan of all cash (or other property) received as distribution from another qualified plan; or
          (2) cause any amount which could be rolled over to the Plan under subsection (a)(1) above to be transferred directly to the Trustee of the Plan from the trustee or custodian of another qualified plan. In the case of such transfers directly from another qualified plan funded through a trust or annuity contract, amounts consisting of the following will be accounted for separately: (i) employer contributions to a defined benefit, target benefit or money purchase plan, employer contributions to a profit sharing or 1165(e) Plan; (ii) employer matching contributions; (iii) pre-tax contributions; and (iv) after-tax contributions. The Employee will be responsible for providing the Plan Administrator with records that will reflect such amounts separately.
     (b) The Employer, the Plan Administrator and the Trustee have no responsibility for determining the propriety of, proper amount or time of, or status as a tax free transaction of any transfer under subsection (a) above.
     (c) If an Employee who is not a Participant makes a transfer under subsection (a) above, he will be considered to be a Participant with respect to administering such transferred amount only. He will not be a Participant for any other purpose of the Plan until he completes the participation requirements under Article IV. If elected in the Adoption Agreement, such an Employee may take loans secured by his Rollover Contributions Account.
     (d) The Employer or Plan Administrator in its discretion may direct the refund to the Employee (or the retransfer to another Trustee or custodian designated by the Employee) of any transfer to the extent that such refund is deemed necessary to insure the continued qualification of this Plan under Section 1165(a) of the PR-Code or that holding such contribution hereunder would be administratively burdensome.
     (e) The Plan Administrator will credit any Rollover Contribution to the Participant’s Rollover Contributions Account as soon as practicable after receipt thereof by the Trustee.
ARTICLE IX
VESTING
     Section 9.1 Vesting. A Participant will have a vested and nonforfeitable interest in that percentage of his Employer Contributions Account and/or Matching Contributions Account determined under the vesting schedule specified by the Employer in the Adoption Agreement.
     Section 9.2 Full Vesting. Notwithstanding Section 9.1, Participants will become fully vested in their Employer Contributions Account and/or Matching Contributions Account upon the earlier of (i) reaching Normal Retirement Age while still employed by the Employer, (ii) upon retirement at Normal or Early Retirement Age, (iii) upon Disability as defined in Section 2.10, (iv) upon death while still an Employee, (v) upon termination of the Plan, or (vi) upon complete discontinuance of contributions by the Employer.

     Section 9.3 Forfeiture of Non-Vested Interest.
     (a) A Participant will forfeit the non-vested portion of his accrued benefit on (i) the day he, for any reason, separates from service, if he has no vested accrued benefit under the Plan, (ii) the day after the entire portion of his vested accrued benefit is distributed, or (iii) the day after he incurs a period of five consecutive one-year break in service (as described in Section 3.1 if the Plan determines years of service for vesting purposes using the hours of service method, or as described in Section 3.2 if the Plan determines years of service for vesting purposes using the elapsed time method).
     (b) Notwithstanding the provisions of subsection (a) above, if a Participant forfeits any portion of the Employer and/or Matching Contributions Accounts as a result of the complete distribution of his vested portion in such Accounts but thereafter resumes employment with the Employer, the amount forfeited will be credited to the Participant’s Accounts if he repays to the Plan the entire amount distributed, without interest, prior to incurring in five consecutive one-year break in service. In the case of a Participant who had no vested balance in his Employer and/or Matching Contributions Accounts, the amount forfeited under subsection (a) above will be restated upon the Participant reemployment with the Employer prior to incurring in a five consecutive one-year break in service.
     Section 9.4 Resumption of Employment. A former Participant who resumes employment with the Employer after a period of less than five consecutive one-year break in service will receive credit for all his prior years of service for vesting purposes. A former Participant who resumes employment with the Employer after a period of 5 or more consecutive breaks in service will not receive credit for his prior years of service for vesting purposes, subject to any limitations provided in ERISA.
     Section 9.5 Changes in Vesting Schedule. After the adoption of any amendment that changes the vesting schedule or that directly or indirectly affects the computation of a Participant’s vested percentage, any Participant having 3 or more years of service will have his vested percentage determined under whichever vesting schedule gives him the higher vested percentage.
     Section 9.6 Faster Vesting of Employer Contributions.
     (a) Notwithstanding the provisions of the Adoption Agreements, the Employer Contributions made for Plan Years beginning after December 31, 2006 shall be required to become vested under a vesting schedule that meets the 3-year cliff vesting or the 2 to 6 year graded vesting, in accordance with ERISA.
     (b) The Adoption Agreements shall be required to meet the vesting requirements for Employer Contributions under ERISA.

ARTICLE X
IN-SERVICE WITHDRAWALS
     Section 10.1 Withdrawal of Pre-Tax Contributions, Qualified Matching and/or Qualified Non-Elective Contributions.
     (a) Financial Hardship. If elected in the Adoption Agreement a Participant whose employment has not terminated may, upon reasonable prior written notice to the Plan Administrator, make withdrawals from his Pre-Tax Contributions Account, Qualified Matching Contributions Account and/or Qualified Non-Elective Contributions Account in the event of financial hardship. The maximum withdrawal from the Participant’s Pre-Tax Contributions Account, Qualified Matching Contributions Account and/or Qualified Non-Elective Contributions Account is the lesser of (i) the amount of his Pre-Tax Contributions, Qualified Matching Contributions and/or Qualified Non-Elective Contributions, including earnings or investment gains (unless provided otherwise by the PR-Code or regulations thereunder), or (ii) the amount needed to alleviate his financial hardship.
     An in-service withdrawal will be on account of financial hardship only if the Participant has an immediate and heavy financial need and the withdrawal is necessary to meet such need.
     A withdrawal will be deemed to be on account of an immediate and heavy financial need if it is occasioned by:
          (1) a deductible medical expense (within the meaning of Section 1023(aa)(2)(P) of the PR-Code) incurred by the Participant or his spouse, children or dependent;
          (2) purchase of the Participant’s principal residence (not including mortgage payments);
          (3) tuition payments and related educational expenses for the next 12 months of post-secondary education for the Participant or his spouse, child or dependent;
          (4) rent or mortgage payments to prevent the Participant’s eviction from or the foreclosure of the mortgage on his principal residence; or
          (5) such other event or circumstance as the Puerto Rico Secretary of the Treasury through regulations may permit and the Plan Administrator authorize.
          A withdrawal will be deemed necessary to satisfy the Participant’s financial needs if either:

          (1) the Participant has made all non-financial hardship withdrawals and obtained all nontaxable loans available, if any, under all of the Employer’s qualified retirement plans; and each such other plan which provides for Pre-Tax Contributions contains restrictions similar to those in Section 5.4(b); or
          (2) the Participant satisfies such other requirements as may be prescribed by the Puerto Rico Secretary of the Treasury.
     A Participant must establish to the Plan Administrator’s satisfaction both that the Participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need, as provided in this subsection.
     A Participant’s application for a financial hardship withdrawal will be in writing, on such form and containing such information (or other evidence or materials establishing the Participant’s financial hardship) as the Plan Administrator may require. The Plan Administrator’s determination of the existence of and the amount needed to meet a financial hardship will be binding on the Participant.
     (b) Withdrawals After Age 59 1/2 and Other Reasons.
          (1) To the extent provided in the Adoption Agreement, a Participant may make in-service withdrawals from his Pre-Tax Contributions Account, Qualified Matching, Contributions Account and/or Qualified Non-Elective Contributions Account after he has reached age 59 1/2; and
          (2) a Participant may make in-service withdrawals from his Pre-Tax Contributions Account, Qualified Matching Contributions Account and/or Qualified Non-Elective Contributions Account under the following circumstances: (i) termination of the Plan without the establishment of a successor Plan; (ii) the sale to an unrelated entity of substantially all of the assets used by the Employer in its trade or business, provided the Employee continues in employment with the purchaser of the assets; and (iii) the sale by the Employer of its shares in a subsidiary of the Employer, provided the Employee continues in employment with the subsidiary.
     (c) Spousal Consent to In-Service Withdrawals. Unless the Plan is an Annuity Exempt Plan (as described in Section 11.4(d)), the spouse of a married Participant’s must consent to an in-service withdrawal under this section. Such consent must be in writing and witnessed by a notary public or the Plan Administrator (or any Plan representative appointed by the Plan Administrator for such purposes).
     (d) Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the next Valuation Date following the Plan Administrator’s receipt of the Participant’s withdrawal form; however the Plan Administrator may approve an earlier payment of some or all of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other Participants.
     (e) Limitation on Future Contributions. A Participant who makes an in-service withdrawal under this section may not make a Pre-Tax Contribution or After-Tax Contribution for a period of up to 12 months following such in-service withdrawal.
     (f) Plan Administrator’s Rules. The Plan Administrator may establish reasonable minimum withdrawal amounts and reasonable limitations on the frequency or number of withdrawals during a Plan Year. No forfeitures will occur solely as a result of an Employee’s making an in-service withdrawal.
     Section 10.2 Withdrawal of After-Tax Contributions.
     (a) Amount. If elected in the Adoption Agreement, a Participant whose employment has not terminated may, upon reasonable prior written notice to the Plan Administrator, withdraw all or any portion of his After-Tax Contributions Account to the extent not previously withdrawn. The Adoption Agreement may limit such in-service withdrawals to financial hardship situations (as defined in Section 10.1(a)), or may permit in-service withdrawals for reasons other than financial hardship.
     (b) Spousal Consent to In-Service Withdrawals. Unless the Plan is an Annuity Exempt Plan (as described in Section 11.4(d)), the spouse of a Participant must consent to an in-service withdrawal under this section. Such consent must be in writing and witnessed by a notary public or the Plan Administrator (or any Plan representative appointed by the Plan Administrator for such purposes).
     (c) Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the Valuation Date next following the Plan Administrator’s receipt of the Participant’s withdrawal form; however, the Plan Administrator may approve an earlier payment of some or all of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other Participants.
     (d) Limitation on Future Withdrawals. If so provided in the Adoption Agreement, a Participant who makes an in-service withdrawal under this section may not make a Pre-Tax Contribution and/or After-Tax Contribution for a period of up to 12 months following the date of such in-service withdrawal. The Adoption Agreement, however, may limit the suspension of Pre-Tax and/or After-Tax Contributions to in-service withdrawals made prior to the date that the Participant attains age 59 1/2.
     (e) Plan Administrator’s Rules. The Plan Administrator may establish reasonable minimum withdrawal amounts and reasonable limitations on the frequency or number of withdrawals during a Plan Year. No forfeitures will occur solely as a result of an Employee’s making an in-service withdrawal.
     Section 10.3 Withdrawal of Matching Contributions.
     (a) Amount. If elected in the Adoption Agreement, a Participant whose employment has not terminated may, upon reasonable prior written notice to the Plan Administrator, withdraw all or part of the vested portion of his Matching Contributions Account to the extent not previously withdrawn. The Adoption Agreement may limit such in-service withdrawals to financial hardship situations (as defined in Section 10.1(a), or may permit in-service withdrawals for reasons other than financial hardship.
     (b) Spousal Consent to In-Service Withdrawals. Unless the Plan is an Annuity Exempt Plan (as described in Section 11.4(d)), the spouse of a married Participant must consent to an in-service withdrawal under this section. Such consent must be in writing and witnessed by a notary public or the Plan Administrator (or any Plan representative appointed by the Plan Administrator for such purposes).
     (c) Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the next Valuation Date following the Plan Administrator’s receipt of the Participant’s withdrawal form; however, the Plan Administrator may approve an earlier payment of some or all of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other Participants.
     (d) Limitation on Future Withdrawals. If so provided in the Adoption Agreement, a Participant who makes an in-service withdrawal under this section may not make a Pre-Tax Contribution and/or After-Tax Contribution for a period of up to 12 months following the date of such in-service withdrawal. The Adoption Agreement, however, may limit the suspension of Pre-Tax and/or After-Tax Contributions to in-service withdrawals made prior to the date that the Participant attains age 59 1/2.
     (e) Plan Administrator’s Rules. The Plan Administrator may establish reasonable minimum withdrawal amounts and reasonable limitations on the frequency or number of withdrawals during a Plan Year. No forfeitures will occur solely as a result of an Employee’s making an in-service withdrawal.
     Section 10.4 Withdrawals of Profit Sharing Contributions.
     (a) Amount. If elected in the Adoption Agreement, a Participant whose employment has not terminated may, upon reasonable prior written notice to the Plan Administrator, make withdrawals from all or part of the vested portion of his Profit Sharing Contributions Account to the extent not previously withdrawn. The Adoption Agreement may limit such in-service withdrawals to financial hardship situations (as defined in Section 10.1(a)) or may permit in-service withdrawals for reasons other than financial hardship.
     (b) Spousal Consent to In-Service Withdrawals. Unless the Plan is an Exempt Annuity Plan (as described in Section 11.4(d)), the spouse of a married Participant must consent to an in-service withdrawal under this section. Such consent must be in writing and witnessed by a notary public or the Plan Administrator (or any Plan representative appointed by the Plan Administrator for such purposes).
     (c) Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the next Valuation Date following the Plan Administrator’s receipt of the Participant’s withdrawal form; however the Plan Administrator may approve an earlier payment of some or all of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other Participants.
     (d) Withdrawal Limitations. A Participant may withdraw the amount from his vested Profit Sharing Contributions Account he specifies, provided that an in-service withdrawal may not exceed the smallest of whichever of the following limitations applies:
          (1) the Participant’s total vested Profit Sharing Contributions (and earnings thereon);
          (2) in the case of a hardship withdrawal, the amount determined by the Plan Administrator as necessary to meet the Participant’s financial hardship; or
          (3) in the case of a non-hardship withdrawal, the amount attributable to vested Profit Sharing Contributions (and earnings thereon) which have been on deposit in the Plan for at least 2 years; provided, that this limitation will apply only to Employees who have been Participants in the Plan for less than 5 years.
     (e) Limitation on Future Withdrawals. If so provided in the Adoption Agreement, a Participant who makes an in-service withdrawal under this section may not make a Pre-Tax Contribution and/or After-Tax Contribution for a period of up to 12 months following the date of such in-service withdrawal. The Adoption Agreement, however, may limit the suspension of Pre-Tax and/or After-Tax Contributions to in-service withdrawals made prior to the date that the Participant attains age 59 1/2.
     (f) Plan Administrator’s Rules. The Plan Administrator may establish reasonable minimum withdrawal amounts and reasonable limitations on the frequency or number of withdrawals during a Plan Year. No forfeitures will occur solely as a result of an Employee’s making an in-service withdrawal.

     Section 10.5 Withdrawals of Rollover Contributions.
     (a) Amount. If elected in the Adoption Agreement, a Participant whose employment has not terminated may, upon reasonable prior written notice to the Plan Administrator, withdraw all or any portion of his Rollover Contributions Account. The Plan Administrator may establish reasonable minimum withdrawal amounts.
     Notwithstanding the preceding paragraph, amounts separately accounted for under Section 8.1(a)(2) will be subject to restrictions on withdrawal as follows: (i) employer contributions to a defined benefit, target benefit or money purchase plan are not available for in-service withdrawal; (ii) pre-tax contributions (including qualified non-elective and/or matching contributions) are available for in-service withdrawal pursuant to the terms of Section 10.1; and (iv) after-tax, matching and profit sharing contributions are available for in-service withdrawal pursuant to the terms of Sections 10.1, 10.2 and 10.3, respectively.
     (b) Payment. Any withdrawal under this section will be paid to the Participant as soon as practicable after the next Valuation Date following the Plan Administrator’s receipt of the Participant’s withdrawal form; however, the Plan Administrator may approve an earlier payment of all or some of the amount to be withdrawn if such earlier payment would not be detrimental to the interests of the other Participants.
     Section 10.6 Withdrawals of Money Purchase Contributions. In-service withdrawals of Money Purchase Contributions are not permitted.
     Section 10.7 Withdrawals of Target Benefit Contributions. In-service withdrawals of Target Benefit Contributions are not permitted.
     Section 10.8 Withdrawals of Owner-Employee. Notwithstanding any other provisions of this Plan, no distribution of benefits in excess of the contributions made by an Owner-Employee shall be made to such Owner-Employee before he reaches age 59 1/2 or becomes disabled. For purposes exclusively of this section, an Owner-Employee should be deemed disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impediment which can be expected to cause the death of the Owner-Employee or to last for an extended period of time.
     Section 10.9 Special 5% Tax. Notwithstanding anything to the contrary in the Master Plan, up to December 31, 2006 (or such other date as provided by law), a Participant may request, in the manner provided by the Administrator, an in-service distribution from the Master Plan which shall not exceed 5% of the vested accumulated and undistributed balance in the Participant’s accounts in the Master Plan for which the Participant has elected to prepay the special 5% tax on said vested accumulated and undistributed balance pursuant to the provisions of Act No. 87 of May 13, 2006 as amended by Act No. 244 of November 10, 2006. The Trustee shall pay such in-service distribution in the form of a certified check, manager’s check or money order, payable to the order of the Secretary of the Treasury. In addition, the in-service distribution shall be reported by the Trustee as an exempt distribution in the form provided by the Secretary of the Treasury for such purpose.
ARTICLE XI
BENEFITS IN CASE OF RETIREMENT, DISABILITY
OR TERMINATION OF EMPLOYMENT
     Section 11.1 Methods of Distribution. The distribution of benefits to which a Participant or Beneficiary may become entitled to in case of retirement, Disability or termination of employment shall be made in accordance with this Article XI. The vested benefits provided by the Plan shall be distributed under whichever of the following methods the Participant or Beneficiary shall elect:
     (a) one or more payments within one taxable year of the Participant or Beneficiary;
     (b) the purchase of a fixed annuity contract with payments over a period of time not exceeding the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his Beneficiary; or
     (c) payments in approximately equal monthly, quarterly, semiannual or annual installments over a period of years certain not to exceed the lifetime of the Participant or the lifetimes of the Participant and his Beneficiary.
     Section 11.2 Retirement Dates.
     (a) Normal Retirement Date. A Participant may retire on his Normal Retirement Date. If a Participant’s Normal Retirement Date is the date he completes a specified number of years of participation, years of participation in any predecessor plan will be counted toward meeting such requirement.
     (b) Early Retirement Date. If the Employer selects an early retirement provision in the Adoption Agreement a Participant may retire on any date on or after he meets the age and service requirements for early retirement specified in the Adoption Agreement. A Participant who terminates his employment after having satisfied the service but not the age requirement for early retirement that is specified in the Adoption Agreement will become eligible to receive early retirement benefits upon satisfaction of the age requirement.
     (c) Late Retirement Date. If a Participant continues in employment after his Normal Retirement Age, he may continue to make Pre-Tax Contributions and/or After-Tax Contributions (if applicable) until his later retirement date, and he will continue to share in Employer

Contributions and forfeitures in accordance with the Plan’s allocation formula until his late retirement date.
     (d) Disability Retirement Date. A Participant will be considered to have retired if he leaves the Employer’s service because of Disability.
     Section 11.3 Retirement Benefits.
     (a) A Participant who retires or becomes disabled will be fully vested and will receive benefit payments based upon his Accrued Benefit. The Participant will receive (i) in the case of a single payment, the total amount credited to his accounts at the date the distribution is made, (ii) in the case of an annuity contract, such total amount will be used to purchase such annuity contract, or (iii) in the case of installment payments, the first of such installments will be based on such total amount, and subsequent installments will be based on the total amount credited to the Participant’s accounts at the date of each such installment.
     (b) The date of distribution to a retired Participant (or the date of the first installment payment to the retired Participant) will be the earliest practicable date after the Valuation Date that coincides with or follows (i) the Participant’s retirement date, or (ii) such later date as the Participant designates, subject to the rules of Section 11.6. However, if the Participant’s account balance(s) exceed $5,000 (or such other amount provided in Section 203(e) of ERISA), distribution before Normal Retirement Date will not be made (or installment payments will not commence) unless the Participant consents thereto in accordance with the provisions of ERISA and the PR-Code, subject to the rules of Section 11.6.
     (c) The consent of the Participant and his spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and his spouse of the right to defer any distribution until the Participant’s account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 205(c)(3) of ERISA, and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However, distribution may commence earlier than 30 days after the notice described in the preceding sentence if (i) the distribution is not subject to Section 205 of ERISA, (ii) the Plan Administrator informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (iii) the Participant affirmatively elects a distribution after receiving such notice.
     Notwithstanding the foregoing, if the account balance is immediately distributable, only the Participant need to consent to the commencement of a distribution in the form of a qualified joint and survivor annuity. An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of Normal Retirement Age or age 62.
     Section 11.4 Married Participants.
     (a) Qualified Joint and Survivor Annuity. Except in the case of a Participant in an Annuity Exempt Plan (as described in subsection (d) below) or in the case of a Participant with a small account (as defined in subsection (e) below), retirement benefits to a married Participant will be paid in the form of the purchase and delivery of a qualified joint and survivor annuity unless the Participant elects otherwise in writing during the 90-day period ending on the date benefit payments are to commence. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan. The earliest retirement age is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits. Such an election must be accompanied by his spouse’s qualified consent (other than the Participant’s election of a joint and survivor annuity given the spouse a 50% or greater survivorship interest). At any time before the commencement of benefits, the Participant may make and revoke such an election without limit as to the number of elections. The making of such an election requires his spouse’s qualified consent; revocation of such an election does not.
     A qualified joint and survivor annuity is an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s spouse which is 50% of the amount of the annuity payable during the joint lives of the Participant and the Participant’s spouse. The qualified joint and survivor annuity is the amount of benefit that can be purchased with the Participant’s vested interest in his accounts.
     (b) Joint and Survivor Notice. The Plan Administrator will provide each married Participant no less than 30 days and no more than 90 days prior to the Annuity Starting Date with a written explanation of (i) the Participant’s right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit, (ii) the terms and conditions of a qualified joint and survivor annuity, (iii) the rights of a Participant’s spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.
     (c) Qualified Consent. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless (i) the Participant’s spouse consents in writing to the election, (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without special consent (or the spouse expressly permits designations by the Participant without any further special consent), (iii) the spouse’s consent acknowledges the effect of the election, and (iv) the spouse’s consent is witnessed by a Plan representative or notary public. Additionally, a Participant’s waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form o benefit payment which may not be changed without special consent

(or the spouse expressly permits designations by the Participant without any further special consent).
     Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 11.4(b) with respect to a qualified joint and survivor annuity or Section 12.3 with respect to a qualified pre-retirement survivor annuity.
     The requirement for a qualified consent is waived if the Participant establishes to the Plan Administrator’s satisfaction (i) that there is no spouse, (ii) that the spouse cannot be located, or (iii) under other circumstances described in regulations under Section 205 of ERISA. The requirement of a qualified consent is also waived for any election or revocation by a Participant which has the effect of increasing the survivorship interest of the spouse.
     (d) Exempt Profit Sharing Plans. With respect to a profit sharing plan or 1165(e) Plan, the sole beneficiary of a married Participant in the event of his death before retirement benefits commence will be his spouse, unless the Participant’s spouse has agreed otherwise in a qualified consent (as defined in subsection (c) above). Such plans will be exempted from the qualified joint and survivor annuity requirement of subsection (a) above (herein referred to as an “Annuity Exempt Plan”).
     However, a profit sharing plan or 1165(e) Plan will not be an Annuity Exempt Plan if the Participant may elect an annuity form of payment under Section 11.1(b) to the extent that such form of payment is provided in the Adoption Agreement under Section 11.4(f), and in fact elects an annuity form of payment under Section 11.1(b). Furthermore, a profit sharing plan or 1165(e) Plan will not be exempted from the qualified joint and survivor annuity requirement with respect to any Participant for whom the Plan is a direct or indirect transferee of a defined benefit pension plan, a money purchase pension plan (including a target benefit plan) or a stock bonus or profit sharing plan which provides for a life annuity form of payment to the Participant; however, such Plan will not be treated as a transferee plan solely by reason of a rollover from any such other plan. Pursuant to Section 205(b) of ERISA, the Plan will be treated as a direct or indirect transferee only with respect to the transferred assets (and income therefrom) if the Plan separately accounts for such assets and any income therefrom. In addition, a profit sharing plan will not be considered an Annuity Exempt Plan unless the Participant’s spouse is the beneficiary of any insurance on the Participant’s life purchased by Employer Contributions of forfeitures allocated to the Participant’s account, unless his spouse agrees otherwise in a qualified consent.

     (e) Small Account Defined. A small account is an account with a vested balance that does not exceed $5,000 (or any other amount provided in Section 203(e) of ERISA). In applying the $5,000 rule, all accounts or portions of accounts from which the Participant is entitled to receive payments will be added together. If a Participant’s vested account balance is zero, such Participant will be deemed to have received a distribution of such vested account balance. A small account will be distributed as soon as practicable after termination of employment, Disability or retirement in the form of a single lump sum payment.
     (f) Method of Distribution for Annuity Exempt Plan. Unless otherwise provided in the Adoption Agreement, an annuity form of payment under Section 11.1(b) will not be available to a Participant in an Annuity Exempt Plan. As such, unless otherwise provided in the Adoption Agreement a qualified joint and survivor annuity will not be available for the retirement benefits of a Participant in an Annuity Exempt Plan. Under an Annuity Exempt Plan a Participant will receive the benefit from the Plan in the form of a lump-sum payment under Section 11.1(a) of the Plan, unless the Participant elects another method of distribution available under Section 11.1 of the Plan. However, the method of distribution will be a lump-sum payment if the lump-sum payment is the only method of distribution available under the Plan as provided in the Adoption Agreement.
     (g) Qualified Optional Survivor Annuity. Notwithstanding anything to the contrary, for a Plan Year beginning after December 31, 2007 a Plan will have to offer a Participant an election to have the benefits paid in the form of a qualified optional survivor annuity if the Participant elects a waiver of the qualified joint and survivor annuity or the qualified preretirement survivor annuity, as provided in Section 205(d) of ERISA. The Plan Administrator will provide to each married Participant a written explanation of the terms and conditions of the qualified optional survivor annuity, as provided in ERISA.
     Section 11.5 Unmarried Participants. Unless the Participant elects otherwise, benefits payable to an unmarried Participant of a Plan that is not an Annuity Exempt Plan will be paid in the form of an annuity providing periodic payments for the lifetime of the Participant in an amount that can be purchased with the Participant’s vested interest in his accounts.
     Section 11.6 Date Benefit Payments Begin. Unless the Participant elects otherwise, distribution of benefits under the Plan will begin no later than the 60th day following the close of the Plan Year in which the latest of the following events occurs:
     (a) the termination of the Participant’s employment with the Employer; or
     (b) the date on which Participant attains age 65 or the Participant’s Normal Retirement Date, if earlier.

     Section 11.7 Annuities Nontransferable. Any annuity contract distributed to a Participant’s spouse or Beneficiary must be nontransferable. The terms of any annuity contract purchased or distributed by the Plan to a Participant or spouse shall comply with the requirements of the Plan.
     Section 11.8 Payment of Vested Interest in Case of Termination of Employment. A Participant’s vested interest in his Accrued Benefit (in case of termination of employment for reasons other than retirement, death or, Disability) will be paid to him, or payments will begin, on a date elected by the Participant, and will be paid to him in one or more of the methods described in Section 11.1 as elected by the Participant. The Participant’s election as to either time or form of payment will be subject to the rules of this Article XI.
ARTICLE XII
DEATH BENEFITS
     Section 12.1 Benefits Upon Death.
     (a) Death During Employment or After Retirement. If a Participant dies while employed by the Employer or after retirement (including Disability), his Beneficiary will receive (i) in the case of a single sum payment, the total amount credited to the Participant’s accounts at the date distribution is made, (ii) in the case of an annuity contract such total amount will be used to purchase such annuity contract, or (iii) in the case of installment payments, the first such installment will be based on such total amount, and subsequent installments will be based on the total amount credited to the Participant’s accounts at the date of each such installment.
     (b) Death After Other Termination of Employment. If a Participant dies after termination of employment for any reason other than retirement (including Disability), his Beneficiary will receive death benefits determined as follows:
          (1) If the Participant died before forfeiture of the nonvested portion of his accounts under Section 9.3, the vested amount in the Participant’s accounts will be determined and the balance will be forfeited immediately, death benefits will be based upon the vested amounts remaining after such forfeiture, and such amount will be applied as provided in subsection (a) above.
          (2) If the Participant died after forfeiture of the nonvested portion of his accounts under Section 9.3, death benefits will be based upon the vested amounts remaining after such forfeiture, and such amount (reduced by any prior payments to the Participant before his death) will be applied as provided in subsection (a) above.
     (c) Date of Distribution. The date of distribution to a Beneficiary (or the date of the first installment payment to the Beneficiary) will be the earliest practicable date after the Valuation

Date that coincides with or follows (i) the date when the Plan Administrator has received such evidence of the Participant’s death and such evidence of the Beneficiary’s (or Beneficiaries) right to receive such distribution as the Plan Administrator deems necessary, or (ii) such later date as the Beneficiary designates, subject to the provisions of Section 11.6.
     Section 12.2 Method of Payment. Subject to the requirements of Section 12.3, death benefits will be paid as follows:
     (a) one or more payments within one taxable year of the Beneficiary;
     (b) approximately equal monthly, quarterly, semi-annual or annual installments, over a period of years certain not to exceed the lifetime of the Beneficiary; or
     (c) applied toward the purchase of a fixed annuity contract with payments over a period of time not exceeding the life expectancy of the Beneficiary.
     The method of payment will be selected by the Beneficiary unless the Participant in his Designation of Beneficiary Form designated the form of payment.
     Section 12.3 Qualified Preretirement Survivor Annuity.
     (a) Application. Unless an optional form of benefit has been selected within the election period pursuant to a qualified consent as defined in Section 11.4(c), if a Participant dies before the Annuity Starting Date, then the Participant’s vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death.
     (b) Notice. In case of a qualified preretirement survivor annuity described in Section 12.3(a), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 11.4(b) applicable to a qualified joint and survivor annuity.
     The applicable period for a Participant will be the last to end of the following periods (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, (ii) a reasonable period after the individual becomes a Participant, (iii) a reasonable period after Section 12.3 ceases to apply to the Participant, or (iv) a reasonable period after this Article XII first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period after separation from service in the case of a Participant who separates from service before attaining age 35.

     For purposes of applying the preceding paragraph, a reasonable period after the events enumerated in (ii), (iii) and (iv) of such paragraph is the end of the two-year period beginning one year prior to the date of the applicable event and ending one year after such date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter resumes employment with the Employer, the applicable period for such Participant shall be redetermined.
     (c) Definitions. For purposes of Section 12.3, the following, definitions shall apply:
          (1) Election Period. The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.
          Pre-age 35 Waiver. A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Section 11.4(b). Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article XII.
          (2) Spouse (Surviving Spouse). The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in ERISA.
          (3) Vested Account Balance. The aggregate value of the Participant’s vested account balances, whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant’s life. The provisions of this Article XII shall apply to a Participant who is vested in amounts attributable to Employer Contributions or Employee contributions (or both) at the time of death or distribution.
     (d) Method of Distribution for Annuity Exempt Plan. Unless otherwise provided in the Adoption Agreement, an annuity form of payment under Section 12.3(a) will not be available to the Beneficiary of a Participant in an Annuity Exempt Plan. As such, unless otherwise provided in the Adoption Agreement a qualified preretirement survivor annuity will not be available to the surviving spouse of a Participant in an Annuity Exempt Plan. Under an Annuity Exempt Plan a

Beneficiary will receive the benefit from the Plan in the form of a lump-sum payment under Section 12.2(a) of the Plan, unless the Adoption Agreement allows the Beneficiary to elect another method of distribution available under Section 12.2 of the Plan or the Participant to designate the form of payment in the Designation of Beneficiary Form. However, the method of distribution will be a lump-sum payment if the lump-sum payment is the only method of distribution available under the Plan as provided in the Adoption Agreement.
     Section 12.4 Beneficiary.
     (a) Designation of Beneficiary and Method of Payment. A Participant may designate one or more beneficiaries on a form or other instrument filed with, and acceptable to, the Plan Administrator, and may revoke or change such designation in like manner at any time. The Beneficiary may elect the form of payment under Section 12.2 (subject to the requirements of Section 12.3); however, the Participant may in the Designation of Beneficiary Form or other instrument specify the form of payment (subject to Section 12.3) and death benefits will be paid in such form. If a Beneficiary is permitted to elect the method of payment of a benefit payable to him, he may designate one or more beneficiaries to receive any amount remaining undistributed at his death.
     Notwithstanding the preceding paragraph, in a profit sharing or 1165(e) Plan, the sole Beneficiary of a married Participant shall be the Participant’s spouse, unless the spouse consents or has consented to the designation of another Beneficiary in a qualified consent (as defined in Section 11.4(c)). Furthermore, the designation of any Beneficiary other than the spouse, will be subject to the provisions and limitations of the Puerto Rico Civil Code concerning the rights of legal heirs.
     (b) Payment in Absence of Designation of Beneficiary. Any portion of a Participant’s death benefit which is not disposed of by a designation of Beneficiary, for any reason whatsoever, will be paid to the Participant’s spouse if the spouse survives him, otherwise to the Participant’s legal heirs in a lump sum.
     (c) Payment Under Prior Designation of Beneficiary. The Plan Administrator will be fully protected in directing payment in accordance with a prior designation of Beneficiary if such direction (i) is given before receipt by the Plan Administrator of a later designation or (ii) is due to the inability of the Plan Administrator to verify the authenticity of a later designation.
ARTICLE XIII
LOANS
     Section 13.1 In General. If the Adoption Agreement so provides, loans will be available from the Plan. If loans are available, the Plan Administrator will establish written guidelines and procedures for loans from the Plan to Participants in specific instances, which guidelines may include limitations on the number of loans that may be outstanding to a Participant at any time or on the frequency of loans. Each loan must be approved by the Plan Administrator and must conform to such loan guidelines and procedures. The guidelines and procedures must be formulated and administered so that they conform with the provisions of ERISA. In addition, the following requirements must be satisfied:
     (a) Loans will be available to all Participants whose employment has not terminated and any other person required by the United States Department of Labor on a reasonably equivalent basis. However, loans will not be made to a Participant who is an Owner-Employee unless such person has at his expense obtained an administrative exemption from ERISA’s prohibited transaction rules from the United States Department of Labor with respect to such loan, or unless the United States Department of Labor has issued a prohibited transaction class exemption covering such loans.
     (b) All loans will be evidence by a promissory note signed by the Participant.
     (c) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to Non-Highly Compensated Employees.
     (d) Loans will be e adequately secured and bear a reasonable rate of interest. However, no more than 50% of a Participant’s nonforfeitable accrued benefit may be pledged as collateral.
     (e) Each loan hereunder will be a Participant directed investment for the benefit of the Participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such Participant (or his Beneficiary). Thus, any loan hereunder will be effectively and adequately secured by the Participant’s accounts.
     (f) No Participant’s loan(s) shall exceed the amount of 50% of the Participant’s vested account balances.
     (g) Except as provided in the next sentence, the maximum term of a loan will be 5 years. If a Participant requests a loan for the acquisition of his principal residence, the maximum repayment period will be determined by reference to commercially available bank loans for the same purpose.
     (h) Except for an Annuity Exempt Plan, a Participant must obtain the consent of his spouse, if any, within the 90 day period before the time the account balance is used as security for the loan. A new consent is required if the account balance is used as security for any increase in the loan balance, for renegotiation, extension, renewal, or other revision of the loan. However, spousal consent is not necessary if the total amount of loans outstanding does not exceed $5,000. The consent of any subsequent spouse will not be necessary in order to foreclose the Plan’s security interest in the Participant’s account balance if the Participant’s then spouse validly consented to the original use of the account balance as security (or if the Participant was unmarried at such time).
     If a valid spousal consent has been obtained in accordance with this Section, then, notwithstanding any other provision of the Plan, the portion of the Participant’s vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used for repayment of the loan, and then determining the benefit payable to the surviving spouse.
     (i) The Plan Administrator may require a Participant to agree to repay the principal and interest of a loan through regular payroll deduction payments. The Plan Administrator may establish back-up repayment procedures for Participants who do not make payroll deduction repayment; except as may otherwise be permitted under ERISA or the PR-Code, any such back-up procedures will provide for substantially level amortization payments made quarterly or more frequently. Any loan hereunder may be prepaid, in whole or in part, at any time without penalty. If a Participant’s service as an Employee is terminated for any reason, the entire unpaid principal and interest of any loan then outstanding to such Participant will become immediately due and payable.
     If a Participant defaults on any payment of interest or principal of a loan hereunder or defaults upon any other obligation relating to such loan, the Plan Administrator may take (or direct the Trustee to take) such action or actions as it determines to be necessary to protect the interest of the Plan. Such actions may include commencing legal proceedings against the Participant, or foreclosing on any security interest in the Participant’s account or other security given in connection with a loan hereunder. In the event of a default, foreclosure on the Participant’s note and attachment of one or more of the Participant’s accounts given as security will not occur until a distributable event occurs in the Plan.
     (j) Subject to the provisions of the Plan and ERISA, an assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this Section.
     (k) In the case of any Participant with one or more loans outstanding hereunder, the amount available for distribution to such Participant (or his Beneficiary) will consist of the Participant’s vested account balance(s) (not including the outstanding principal and accrued but unpaid interest on such loans), plus the notes representing such loans.

ARTICLE XIV
INVESTMENT
     Section 14.1 Election of Investment Options. The Plan Administrator shall choose the investment options in which the Plan’s assets will be invested, unless the Plan Administrator elects to delegate such responsibility to the Trustee, an Investment Manager or any other person. The Plan Administrator shall have the discretion to make available, change or terminate any investment option as the Plan Administrator shall deem appropriate.
     Section 14.2 Plan Administrator Investment Directions. Unless elected otherwise in the Adoption Agreement, the Plan Administrator will provide investment directions for all assets in the Plan.
     Section 14.3 Participant Investment Directions.
     (a) If elected in the Adoption Agreement the Plan Administrator may permit each Participant to direct the investment of some or all of the contributions to his accounts. To the extent that Participants do direct the investment of their accounts and the Plan Administrator so chooses in the Adoption Agreement, Section 404(c) of ERISA will apply to the Plan, and neither the Employer, the Plan Administrator, the Trustee, nor any other Fiduciary will have any responsibility or liability for the Participant’s exercise of such investment control or for any loss or diminution in value occasioned thereby. Such Participant’s investment control may be permitted with respect to certain types of contributions but no others. Where allowed, a Participant’s investment directions will govern the investment of contributions to his accounts and the transfer of amounts from one investment option to another. Participants’ exercise of investment control over their accounts will be subject to any rules of the Plan Administrator under Section 14.4.
     (b) The Plan Administrator will determine the investment of any account over which the Participant does not exercise investment control. In making such investment determinations, the Plan Administrator will establish investment policies or rules of general application which do not discriminate among Participants.
     Section 14.4 Rules of Exercise of Investment Options. Any designation of investments by Participants will be subject to nondiscriminatory general rules established by the Plan Administrator; such rules may include (i) restrictions on the minimum amount or percentage of any contribution which may be placed in any particular investment option, (ii) restrictions on the use of different amounts or percentages for different types of contributions, (iii) minimums or maximums (or both) on the amount which may be invested or transferred to or from any particular investment option, and (iv) restrictions on the time and frequency of designations, changes in designations and transfers from one investment option to another including the required advance notice.

     These rules may differ for different types of contributions. The effective date of any change in a Participant’s election with respect to allocation of contributions among investment options or any transfer from one investment option to another must coincide with a valuation date for each investment option, unless the Employer or the Plan Administrator provides otherwise.
ARTICLE XV
ACCOUNTS
     Section 15.1 Separate Accounts.
     (a) The Plan Administrator shall establish and maintain, where appropriate, separate accounts for each Participant, including a Pre-Tax Contributions Account, After-Tax Contributions Account, Employer Contributions Account, Matching Contributions Account, Qualified Matching Contributions Account, Qualified Non-Elective Contributions Account and a Rollover Contributions Account. A Participant’s Rollover Contributions Account may contain subaccounts as provided in Section 8.1 and a Paired Plan’s Participants Employer Contributions Account may be divided into profit sharing, target benefit and/or money purchase subaccounts. Earnings will be credited to such accounts (and subaccounts) in accordance with the provisions of this Article.
     Such accounts will be primarily for accounting uses and will not restrict the operation of the Trust or require separate earmarked investments for any account; however, specific investments may be earmarked to Participants’ accounts if a permitted investment option under Article XIV so provides.
     (b) The Plan Administrator may maintain records of Participants’ accounts or may arrange for such records to be maintained by an outside service provider. If the Plan Administrator arranges with a service provider to maintain records of Participants’ accounts, the Plan Administrator will provide such information as is necessary for the service provider to maintain such accounts as required herein.
     Section 15.2 Valuation and Allocation of Earnings and Losses to Participants. As of each Valuation Date, the assets of the Trust will be valued at their fair market value. The Plan Administrator, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each investment option of the Trust since the preceding Valuation Date to each account in the same proportion that the market value of the Participant’s account in such investment option bears to the total market value of all Participant’s accounts in such investment option; and, for this purpose, the Plan Administrator shall adopt uniform rules which conform to applicable law and generally accepted accounting practices.
     Section 15.3 Allocation of Expenses. Any fees and expenses in connection with the administration of the Plan will be paid by the Plan unless the Employer elects to pay any or all such fees and expenses.

     Section 15.4 Correction of Error. Unless otherwise provided by uniform rules adopted by the Plan Administrator, if an error is made in the adjustment of a Participant’s account, the error shall be corrected and any gain or loss resulting from the correction shall be credited to the income or charged against the expenses of the Trust for the Valuation Date on which the correction is made. In no event shall the accounts of other Participants be adjusted on account of the error.
ARTICLE XVI
PLAN ADMINISTRATION
     Section 16.1 Plan Administrator. The Employer will be the Plan Administrator for purposes of ERISA, and any reference in this document or the Adoption Agreement to the Plan Administrator means the Employer. The Employer may designate an individual or a group of individuals acting as a committee to act on the Employer’s behalf in carrying out its duties as Plan Administrator. Such persons may, but need not, be Participants or Employees, partners, or officers of the Employer. The Employer may remove any such individual or committee member at any time, with or without cause, by filing written notice with such individual or committee member. Any such individual or committee member may resign at any time by filing his written resignation with the Employer.
     If the Employer is a sole proprietorship, in the event of the sole proprietor’s death, his executor or administrator will be the Plan Administrator. If the Employer is a special partnership, in the event of the death of all the partners, the executor or administrator of the last to die will be the Plan Administrator.
     Section 16.2 Plan Administration. The Plan Administrator is a named Fiduciary of the Plan. The Plan Administrator will control and manage the operation and administration of the Plan and will have all powers and authority necessary or appropriate to carry out its provisions. Among the powers and responsibilities of the Plan Administrator are the following:
     (a) apply Plan rules for determining eligibility for participation, vesting, in-service withdrawals, loans and distribution of benefits;
     (b) calculate service and compensation credits for benefits;
     (c) prepare employee communication materials;
     (d) maintain service and employment records of the Participants;
     (e) prepare, file, submit, distribute or make available any returns, documents, Plan descriptions, reports, statements, forms or other information required by any government agency, the law or the Plan;

     (f) calculate benefits;
     (g) advise Participants regarding their rights and options under the Plan;
     (h) collect contributions and apply contributions as provided in the Plan;
     (i) prepare reports concerning Participants’ benefits; and
     (j) process claims.
     The Plan Administrator (and those to whom it has delegated its authority) shall have vested in it under the terms of the Plan full discretionary and final authority when exercising its duties hereunder. The Plan Administrator will exercise its powers in a nondiscriminatory manner and will apply uniform administrative rules of general application so that persons in similar circumstances are treated alike.
     Section 16.3 Records. The Plan Administrator will record its acts and decisions and will prepare and maintain all data and records necessary or helpful to the Plan’s administration.
     Section 16.4 Compensation and Expenses. The Plan Administrator will serve without compensation unless otherwise determined by the Employer, but no Employee of the Employer will be compensated for his service as Plan Administrator. All reasonable expenses of operating and administering the Plan will be paid by the Plan unless the Employer elects to pay any or all of such expenses. Such expenses include the compensation of all persons employed or retained by the Plan Administrator (such as attorneys, accountants, actuaries, trustees or other consultants or specialists), premiums for insurance or bonds protecting the Plan and required by law or deemed advisable by the Plan Administrator, and all other fees, expenses or costs of Plan administration.
     Section 16.5 Claims Procedures.
     (a) Filing of Claim. A Participant or Beneficiary who believes he is entitled to a benefit which he has not received may file a claim in writing with the Plan Administrator. The Plan Administrator may require a claimant to submit additional information, if necessary to process the claim. The Plan Administrator shall review the claim and render its decision within 90 days from the date the claim is filed (or from the date the requested additional information is submitted, if later), unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial 90 day period. The notice shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to reach a decision on the claim. In no event shall the extension exceed a period of 90 days from the end of the initial period.

     (b) Notice of Claim Denied. If the Plan Administrator denies a claim, in whole or in part, it shall provide the claimant with written notice of the denial within the period specified in subsection (a) above. The notice shall be written in language calculated to be understood by the claimant, and shall include the following information:
          (1) the specific reason for such denial;
          (2) specific reference to pertinent Plan provisions upon which the denial is based;
          (3) a description of any additional material or information which may be needed to clarify or perfect the request, and an explanation of why such information is required; and
          (4) an explanation of the Plan’s review procedure with respect to the denial of benefits.
     (c) Review Procedure. Any claimant whose claim has been denied, in whole or in part, shall follow those review procedures as set forth herein:
          (1) A claimant whose claim has been denied, in whole or in part, may request a full and fair review of the claim by the Plan Administrator by making a written request therefor within 60 days of receipt of the notification of denial. The Plan Administrator, for good cause shown, may extend the period during which the request may be filed. The claimant shall be permitted to examine all documents pertinent to the claim and shall be permitted to submit issues and comments regarding the claim to the Plan Administrator in writing.
          (2) The Plan Administrator shall render its decision within 60 days after receipt of the application for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case the decision shall be rendered as soon as possible but not later than 120 days after receipt of a request for review. If an extension of time is necessary, written notice shall be furnished to the claimant before the extension period commences.
          (3) The Plan Administrator shall decide whether a hearing shall be held on the claim. If so, it shall notify the claimant in writing of the time and place for the hearing. Unless the claimant agrees to a shorter period, the hearing shall be scheduled at least 14 days after the date of the notice of hearing. The claimant and/or his authorized representative may appear at any such hearing.
          (4) The Plan Administrator shall send its decision on review to the claimant in writing within the time specified in this Section. If the claim is denied, in whole or in part, the decision shall specify the reasons for the denial in a manner calculated to be understood by the claimant, referring to the specific Plan provisions on which the decision is based. The Plan Administrator shall not be restricted in its review to those provisions of the Plan cited in the original denial of the claim.
          (5) If the Plan Administrator does not furnish its decision on review within the time specified in this subsection (c), the claim shall be deemed denied on review.
     Section 16.6 Agent for Legal Process. The Employer shall be the agent for service of legal process.
     Section 16.7 More than One Employer. If more than one Employer has adopted the Plan, the Employer designated in the Adoption Agreement will be considered the Employer for purposes of exercising certain powers and administrative duties. In joining the Plan, other Employers delegate authority to such Employer to (i) complete and select options in the Adoption Agreement and to select permissible investment options under Article XIV, (ii) designate the Plan Administrator and any other Fiduciary, (iii) amend or terminate the Plan without a separate written instrument from each joining Employer, provided that any such amendment or termination must apply equally to all adopting Employers, (iv) determine the appropriate basis under which plan administrative expenses will be shared or to redelegate that authority to the Plan Administrator, and (v) take or redelegate authority to the Plan Administrator to take such other action as may be necessary for the efficient and proper administration of the Plan. Each joining Employer will retain the authority to amend or terminate the Plan for its own Employees.
ARTICLE XVII
AMENDMENT, TERMINATION OR MERGER OF PLAN
     Section 17.1 Amendment by UBS. UBS may amend any or all provisions of this Plan document and the Adoption Agreement at any time without obtaining the consent of the Employer, and the Employer hereby expressly delegates authority to amend this Plan to UBS.
     Section 17.2 Amendment by Employer. Except for (i) changes of design options selected in the Adoption Agreement, and (ii) conforming the Plan with certain amendments made to ERISA or the PR-Code that will not cause the Plan to be treated as an individually designed plan, if the Employer amends the Plan or non-elective portions of the Adoption Agreement, for any other reason, it will no longer participate in this Plan and will be considered to have an individually designed Plan.
     Section 17.3 Restrictions on Amendments. No amendment under Section 17.1 or 17.2 will:

     (a) Cause or permit any part of the assets of the Trust to be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries, or cause or permit any portion of such assets to revert to or become the property of the Employer.
     (b) Retroactively deprive any Participant of any benefit to which he was entitled hereunder by reason of contributions made by the Employer or the Participant before the amendment, unless such amendment is necessary to conform the Trust or Plan to, or satisfy the conditions of any law, governmental regulation or ruling, or to permit the Plan and Trust to meet the requirements of ERISA and the PR-Code.
     (c) Decrease a Participant’s account balance, except to the extent permitted under ERISA.
     (d) If the vesting schedule of a Plan is amended, for an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, cause the nonforfeitable percentage (determined as of such date) of such Employee’s right to his Employer-derived accrued benefit to be less than his percentage computed under the Plan without regard to such amendment. In the event of an amendment affecting the vesting schedule of the Plan, any Participant with 3 or more years of service will have his vesting determined under the pre-amendment vesting schedule if this would result in such Participant having a greater vested interest than under the amended vesting schedule.
     (e) Eliminate an optional form of distribution in violation of Section 204(g) of ERISA. Pursuant to Section 204(g)(5) of ERISA, except to the extent provided in regulations promulgated by the U.S. Secretary of the Treasury a defined contribution plan shall not be treated as failing to meet the requirements of Section 204(g) of ERISA merely because of the elimination of a form of distribution previously available thereunder; provided, however, that this shall not apply to the elimination of a form of distribution with respect to any participant unless:
     (1) a single sum payment is available to such participant at the same time or times as the form of distribution being eliminated; and
     (2) such single sum payment is based on the same or greater portion of the participant’s account as the form of distribution being eliminated.
     (f) Increase or otherwise affect the duties, liabilities or rights of the Trustee unless the Trustee consents thereto in writing.
     Section 17.4 Termination of Plan. Although the Employer has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, the Employer is not and shall not be under any obligation or liability whatsoever to continue its contributions or to maintain the Plan for any given period of time. An Employer may, in its sole and absolute discretion, discontinue such contributions or terminate the Plan with respect to its Employees, in accordance with the provisions of the Plan, at any time with no liability whatsoever for such discontinuance or termination. If the Plan is terminated, or if contributions of an Employer are completely discontinued, the rights of all affected Participants in their accounts shall thereupon become nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants’ accounts have been completely distributed to or for the benefit of the Participants, in accordance with the Plan.
     Section 17.5 Disposition and Termination of the Trust.
     (a) Upon termination of the Plan, the Plan Administrator will determine whether (i) to direct the Trustee to continue to hold the accounts of Participants affected by the termination, (ii) to disburse them as immediate benefit payments, (iii) to purchase immediate or deferred annuity contracts, or (iv) to follow any other procedure it deems advisable. The Trustee will follow the directions of the Plan Administrator.
     (b) For purposes of each Employer adopting the Plan, the Trust created hereunder will terminate when all the assets in the Trust related to such Employer have been distributed.
     Section 17.6 Merger of Plans.
     (a) If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer are transferred to another business, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the business to which the Employer’s assets have been transferred, adopts the Plan, it shall continue and such corporation or business shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who continues in the employ of such successor corporation or business shall not be deemed to have been terminated for any purpose hereunder.
     (b) In no event shall the Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from the Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant’s benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits to which the Participant would have been entitled, had the Plan been terminated immediately before such merger, consolidation, or transfer.

ARTICLE XVIII
TRANSFERS FROM OR TO OTHER QUALIFIED PLANS
     Section 18.1 Transfers from Another Plan of the Employer.
     (a) Notwithstanding any other provision hereof, the Employer may cause to be transferred to the Trustee all or any of the assets held (whether by a Trustee, custodian, or otherwise) under any other defined contribution plan which satisfies the requirements of Section 1165(a) of the PR-IRC and which is maintained by the Employer for the benefit of any of the Participants hereunder. If the Trustee is keeping separate accounts for each Participant, any assets transferred will be accompanied by written instructions from the Plan Administrator naming the Participants for whose benefit such assets have been transferred and showing separately the respective contributions by the Employer and by the Participants and the current value of the assets attributable thereto.
     (b) Upon receipt of any assets transferred to the Trustee under subsection (a) above, the Trustee may sell any non-cash assets and invest the proceeds and any cash transferred to it. The Trustee will make appropriate credits to the proper accounts in accordance with the Plan Administrator’s instructions.
     Section 18.2 Transfers to Other Plans. Upon the written request of the Employer, the Trustee will transfer an amount designated by the Employer to the trustee or custodian of any other qualified Plan under which Participants are covered.
ARTICLE XIX
MISCELLANEOUS
     Section 19.1 Nonreversion. Except as provided in this Section, the assets of the Plan shall never inure to the benefit of an Employer; such assets shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying the reasonable administrative expenses of the Plan, except as and to the extent permitted under ERISA and the PR-Code.
     (a) If Employer Contributions are made by virtue of a mistake of fact, this Section shall not prohibit the return of such contributions to the Employer within one year after the payment of the contributions to the Trust.
     (b) If a deduction for Employer Contributions is disallowed under Section 1023(n) of the PR-IRC, or any successor provision thereto, the contributions shall be returned to the Employer (to the extent disallowed) within 1 year after such disallowance.

     (c) If Employer Contributions are subject to the Plan’s initial qualification under Section 1165 of the PR-IRC and initial qualification is for any reason denied by the Secretary of the Puerto Rico Treasury Department, this Section shall not prohibit the return of such contributions to the Employer within one year after the date initial qualification is denied.
     Section 19.2 Alienation.
     (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.
     (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to a Participant or Beneficiary, the portion of the amount distributed that equals such indebtedness shall be paid by the Trustee to the Trustee or the Plan Administrator, at the direction of the Plan Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Plan Administrator that such indebtedness is to be so paid in whole or part from his Participant’s Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the vested Participant’s accounts, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 16.5.
     (c) This provision shall not apply to a “qualified domestic relations order” as defined in Section 206 of ERISA. The Plan Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Furthermore, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.
     Section 19.3 Limitation on Rights Created by Plan.
     (a) The adoption and maintenance of the Plan and Trust will not be construed to give a Participant the right to continue in the employ of the Employer or to interfere with the right of the Employer to discharge, lay off or discipline a Participant at any time, or give the Employer the right to require any Participant to remain in its employ or to interfere with the Participant’s right to terminate his employment.

     (b) The adoption and maintenance of the Plan and Trust, the creation of any account or the payment of any benefit will not be construed as creating any legal or equitable right against the Employer or the Trust except as the Plan specifically provides.
     (c) The Employer, the Trustee and the Plan Administrator do not guaranty the payment of benefits hereunder and benefits will be paid only to the extent of the assets of the Trust. It is a condition of participation in the Plan that each Participant (and his Beneficiary or anyone else claiming through him) will look only to the assets of the Trust for the payment of any benefit to which he or his Beneficiary or other person is entitled.
     Section 19.4 Allocation of Responsibilities. The Employer, the Trustee and the Plan Administrator will each have only those duties and responsibilities specifically allocated to each of them under the Plan. There will be no joint fiduciary responsibility between or among fiduciaries unless specifically stated otherwise. Any person may serve in more than one fiduciary capacity.
     Section 19.5 Current Address of Payee. The Plan Administrator has no obligation to locate any person entitled to payments hereunder and will be fully protected if all payments, notices and other papers are mailed to the last address of which such person has notified the Plan Administrator in writing, or are withheld pending receipt of proof of his current address and proof that he is alive.
     Section 19.6 Application of Plan’s Terms.
     (a) If an Employee retired, died or otherwise terminated his service before the Effective Date of the Plan, the Employee and his beneficiaries will receive no benefits and will have no rights under the Plan.
     (b) If an Employee retires, dies or otherwise terminates his service on or after the Effective Date of the Plan, the benefits and rights of the Employee and his beneficiaries will be determined in accordance with the terms of the Plan that are in effect on the date of such termination of service.
     (c) The allocations to a Participant’s account for any year of reference will be determined in accordance with the terms of the Plan that are in effect for such year.
     Section 19.7 Payment for Minor or Incompetent. In the event that any amount is payable under the Plan to a minor or to any person deemed by the Plan Administrator or a court of competent jurisdiction to be incompetent either mentally or physically, such payment shall be made for the benefit of such minor or incompetent person by payment to a person who has been designated by a court of competent jurisdiction to receive such amount.

     Section 19.8 Qualified Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, Plan loan repayment suspensions and service credit with respect to qualified military service will be provided in accordance with the Uniform Services Employment and Reemployment Rights Act of 1994.
     Section 19.9 Construction. Whenever used in the Plan, unless the context clearly indicates otherwise, the masculine pronoun shall include the feminine, the singular shall include the plural and the plural the singular. The conjunction “or” shall include both the conjunctive and disjunctive, and the adjective “any” shall mean one or more or all. Unless the context indicates otherwise, the words “herein,” “hereof,” “hereunder” and words of similar import refer to the Plan as a whole and not only to the section in which they appear. Article, section and subsection headings have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provision of the Plan shall for any reason be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and fully effective.
     Section 19.10 Governing Law. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico to the extent such laws have not been preempted by ERISA, or other applicable federal law.
     Section 19.11 Uniformity. All provisions of the Plan shall be interpreted and applied in a uniform nondiscriminatory manner.
     IN WITNESS WHEREOF, UBS Financial Services Incorporated of Puerto Rico hereby amends and restates the UBS Financial Services Incorporated of Puerto Rico Master Retirement Plan effective as of January 1, 2008 and has caused this Plan instrument to be signed by its authorized representative.

UBS FINANCIAL SERVICES
INCORPORATED OF PUERTO RICO

By:
Name:	Fred O. Imbert Negroni
Title:	Authorized Representative

ADDENDUM A
UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO
MASTER RETIREMENT PLAN
     The provisions of Addendum A are incorporated in Section 10.9 of the UBS Financial Services Incorporated of Puerto Rico Master Retirement Plan dated January 1, 2008.

ADDENDUM B
UBS FINANCIAL SERVICES INCORPORATED OF PUERTO RICO
MASTER RETIREMENT PLAN
     The provisions of Addendum B are incorporated in the UBS Financial Services Incorporated of Puerto Rico Master Retirement Plan dated January 1, 2008.